Exhibit 10.2

Final Execution Version

FOURTH AMENDED AND RESTATED OMNIBUS AGREEMENT

This FOURTH AMENDED AND RESTATED OMNIBUS AGREEMENT (the “Agreement”) is entered into on, and effective as of October 30, 2017, among Andeavor, a Delaware corporation (“Andeavor”), on behalf of itself and the other Andeavor Entities (as defined herein), Tesoro Refining & Marketing Company LLC, a Delaware limited liability company and formerly known as Tesoro Refining and Marketing Company (“TRMC”), Tesoro Companies, Inc., a Delaware corporation (“Tesoro Companies”), Tesoro Alaska Company LLC, a Delaware limited liability company and formerly known as Tesoro Alaska Company (“Tesoro Alaska”), Andeavor Logistics LP, a Delaware limited partnership (the “Partnership”), and Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

R E C I T A L S:

1. The Parties executed that certain Third Amended and Restated Omnibus Agreement dated as of July 1, 2014, as amended by that certain Amendment No. 1 to Third Amended and Restated Omnibus Agreement dated as of February 20, 2015, and effective as of December 31, 2014, and Amendment No. 2 to Third Amended and Restated Omnibus Agreement dated as of August 3, 2015, and effective as of July 1, 2015 (collectively, the “Third Omnibus Agreement”).

2. The Parties desired by their execution of the Third Omnibus Agreement to evidence their understanding, as more fully set forth in Article II, with respect to certain business opportunities that the Andeavor Entities (as defined herein) will not engage in for so long as the Partnership is an Affiliate of Andeavor.

3. The Parties desired by their execution of the Third Omnibus Agreement to evidence their understanding, as more fully set forth in Article III, with respect to certain indemnification obligations of the Parties to each other.

4. The Parties desired by their execution of the Third Omnibus Agreement to evidence their understanding, as more fully set forth in Article IV, with respect to the amount to be paid by the Partnership for the centralized corporate services to be performed by the Andeavor Entities (as defined herein) for and on behalf of the Partnership Group (as defined herein).

5. The Parties desired by their execution of the Third Omnibus Agreement to evidence their understanding, as more fully set forth in Article V, with respect to certain maintenance capital and other expenditures to be reimbursed by the Andeavor Entities to the Partnership Group.

6. The Parties desired by their execution of the Third Omnibus Agreement to evidence their understanding, as more fully set forth in Article VI, with respect to the Partnership Group’s right of first offer with respect to the ROFO Assets (as defined herein).

7. The Parties desired by their execution of the Third Omnibus Agreement to evidence their understanding, as more fully set forth in Article VII, with respect to the granting of a license from Andeavor to the Partnership Group and the General Partner.

8. The Parties desired by their execution of the Third Omnibus Agreement to evidence their understanding, as more fully set forth in Article VIII, with respect to the transfer of the Represented Employees (as defined herein) from the Andeavor Entities to the General Partner and the Partnership Group’s right to use certain vehicles leased by the General Partner.

9. The Parties desire to amend and restate the Third Omnibus Agreement to allow, among other items, for the change of names from Tesoro Corporation to Andeavor and Tesoro Logistics LP to Andeavor Logistics LP, for the addition of additional companies into the Andeavor Entities and the Partnership Group.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Administrative Fee” is defined in Section 4.1.

“Affiliate” is defined in the Partnership Agreement.

“Andeavor Entities” means Andeavor and any Person Controlled, directly or indirectly, by Andeavor other than the General Partner or a Partnership Group Member; and “Andeavor Entity” means any of the Andeavor Entities.

“Andeavor Indemnifying Parties” is defined in Section 3.1(a).

“Andeavor Indemnified Parties” is defined in Section 3.4.

“Annual Environmental Deductible” is defined in Section 3.7.

“Annual ROW Deductible” is defined in Section 3.7.

“Assets” means all logistics assets, including, but not limited to, all gathering pipelines, transportation pipelines, storage tanks, trucks, truck racks, terminal facilities, wharves, rail tracks, offices and related equipment, real estate and other assets, or portions thereof, (i) conveyed, contributed or otherwise transferred or intended to be conveyed, contributed or otherwise transferred pursuant to a Contribution Agreement to any member of the Partnership Group, or, with respect to a Contribution Agreement, owned by, leased by or necessary for the operation of the business, properties or assets of any member of the Partnership Group, prior to or as of the applicable Closing Date or (ii) owned by WNRL on the Closing Date of the Merger Agreement and acquired by the Partnership pursuant to the Merger Agreement by virtue of its acquisition of WNRL thereunder.

“Closing Date” means the applicable date for each Contribution Agreement as set forth on Schedule VII to this Agreement, and October 30, 2017 for the Merger Agreement.

“Conflicts Committee” is defined in the Partnership Agreement.

“Contribution Agreement” means the applicable contribution agreement identified on Schedule VII to this Agreement as a Contribution Agreement, together with all the applicable additional conveyance documents and instruments contemplated or referenced thereunder, but specifically excluding the Merger Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether (a) through ownership of securities of any class of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person, (b) by contract, or (c) otherwise.

“Covered Environmental Losses” is defined in Section 3.1.

“Environmental Laws” means all federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law now or hereafter in effect, relating to pollution or protection of human health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended from time to time.

“Environmental Permit” means any permit, approval, identification number, license, registration, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.

“First Deadline Date” means the applicable date for each Contribution Agreement set forth on Schedule VII to this Agreement.

“Hazardous Substance” means (a) any substance that is designated, defined or classified as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or terms of similar meaning, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other refined petroleum hydrocarbons.

“Identification Deadline” means the later of (a) the First Deadline Date, and (b) the earlier of (i) the Second Deadline Date and (ii) the occurrence of a Partnership Change of Control.

“Indemnified Party” means the Partnership Group or the Andeavor Entities, as the case may be, in its capacity as the party entitled to indemnification in accordance with Article III.

“Indemnifying Party” means with respect to a Contribution Agreement or the Merger Agreement, the Partnership Group or the Andeavor Indemnifying Parties, as the case may be, in their respective capacity as the party from whom indemnification may be sought in accordance with Article III.

“Legacy Western Employees” means any employee employed by the Legacy Western Employers.

“Legacy Western Employers” mean Western Refining Company, L.P., Western Refining Southwest, Inc., or St. Paul Park Refining Co. LLC.

“License” is defined in Section 7.1.

“Limited Partner” is defined in the Partnership Agreement.

“Losses” means any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s and expert’s fees) of any and every kind or character, known or unknown, fixed or contingent.

“Marks” is defined in Section 7.1.

“Merger Agreement” means that certain Merger Agreement, dated as of August 13, 2017, by and among Andeavor Logistics LP, the General Partner, Western Refining Logistics, LP, Western Refining Logistics GP, LLC, WNRL Merger Sub LLC and WNRL GP Merger Sub LLC.

“Names” is defined in Section 7.1.

“Non-Covered Environmental Losses” is defined in Section 3.1(b).

“Offer” is defined in Section 2.3.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP dated as of October 30, 2011.

“Partnership Change of Control” means Andeavor ceases to Control the general partner of the Partnership.

“Partnership Group” means the Partnership and any of its Subsidiaries, treated as a single consolidated entity.

“Partnership Group Member” means any member of the Partnership Group.

“Partnership Security” is defined in the Partnership Agreement.

“Party” and “Parties” are defined in the introduction to this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization association, government agency or political subdivision thereof or other entity.

“Pipeline Rate Regulatory Agencies” means the applicable federal, state and local governmental or regulatory agencies having jurisdiction over rates to be charged for services provided with respect to the Assets contributed under a Contribution Agreement.

“Proposed Transaction” is defined in Section 6.2(a).

“Prudent Industry Practice” means such practices, methods, acts, techniques, and standards as are in effect at the time in question that are consistent with the higher of (a) the standards generally followed by the United States pipeline, terminalling and rail industries and (b) the standards applied or followed by the Andeavor Entities in the performance of similar tasks or projects, or by the General Partner or the Partnership Group in the performance of similar tasks or projects.

“Represented Employees” is defined in Section 8.1(a).

“Retained Assets” means with respect to a particular Contribution Agreement, all assets owned by any of the Andeavor Entities that were not directly or indirectly conveyed, contributed or otherwise transferred to the Partnership Group pursuant to that Contribution Agreement or the other documents referred to in that Contribution Agreement; provided, however, that once any such assets have been directly or indirectly conveyed, contributed or otherwise transferred to the Partnership Group pursuant to any other Contribution Agreement or the other documents referred to in any other Contribution Agreement, such assets shall not be included in the definition of “Retained Assets” for purposes of the first-referenced Contribution Agreement in this definition with respect to the period on or after the Closing Date under that other Contribution Agreement.

“ROFO Asset Owner” means, with respect to a ROFO Asset, the applicable Andeavor Entity set forth opposite such ROFO Asset on Schedule V to this Agreement.

“ROFO Assets” means the assets listed on Schedule V to this Agreement.

“ROFO Notice” is defined in Section 6.2(a).

“ROFO Period” is defined in Section 6.1(a).

“ROFO Response” is defined in Section 6.2(a).

“Second Deadline Date” means the applicable date for each Contribution Agreement as set forth on Schedule VII to this Agreement.

“Schedules” means Schedules I through VII attached to this Agreement, as may be amended and restated pursuant to Section 9.2.

“Subject Assets” is defined in Section 2.2(c).

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors, managers or other governing body of such Person.

“Third Omnibus Agreement” is defined in the recitals to this Agreement.

“Third Deadline Date” means the applicable date for each Contribution Agreement as set forth on Schedule VII to this Agreement.

“Transfer” means to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of, whether in one or a series of transactions.

“WNRL” means, collectively, Western Refining Logistics, LP, a Delaware limited partnership, Western Refining Logistics GP, LLC, a Delaware limited liability company, and their respective Subsidiaries.

ARTICLE II

BUSINESS OPPORTUNITIES

2.1 Restricted Activities. Except as permitted by Section 2.2, the General Partner and each of the Andeavor Entities shall be prohibited from owning, operating, engaging in, acquiring, or investing in any business that owns or operates either crude oil or refined products pipelines, terminals or storage facilities in the United States.

2.2 Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, the Andeavor Entities may engage in the following activities under the following circumstances:

(a) the ownership and/or operation of any of the Retained Assets (including replacements or expansions of the Retained Assets);

(b) the acquisition, ownership or operation of any logistics asset, including, without limitation, any crude oil or refined products pipeline, terminal or storage facility, that is acquired or constructed by an Andeavor Entity and that is (i) within, directly connected to, substantially dedicated to, or an integral part of, any refinery owned, acquired or constructed by an Andeavor Entity or (ii) acquired or constructed by an Andeavor Entity to replace an Asset of the Partnership Group that no longer provides services to any Andeavor Entity due to the occurrence of a force majeure event under a commercial contract between one or more Andeavor Entities and one or more members of the Partnership Group that prevents the Partnership Group from providing services under such commercial contract;

(c) the acquisition, ownership or operation of any asset or group of related assets used in the activities described in Section 2.1 that are acquired or constructed by an Andeavor Entity after April 26, 2011 (the “Subject Assets”) if:

(i) the fair market value of the Subject Assets (as determined in good faith by the Board of Directors, or other governing body, of the Andeavor Entity that will own the Subject Assets) is less than $5 million at the time of such acquisition by the Andeavor Entity or completion of construction, as the case may be; or

(ii) in the case of an acquisition or the construction of Subject Assets with a fair market value (as determined in good faith by the Board of Directors, or other governing body, of the Andeavor Entity that will own the Subject Assets) equal to or greater than $5 million at the time of such acquisition by an Andeavor Entity or the completion of construction, as applicable, the Partnership has been offered the opportunity to purchase the Subject Assets in accordance with Section 2.3 and the Partnership has elected not to purchase the Subject Assets; and

(d) the ownership of equity interests in the General Partner and the Partnership Group.

2.3 Procedures.

(a) If an Andeavor Entity acquires or constructs Subject Assets as described in Section 2.2(c)(ii), then not later than six months after the consummation of the acquisition or the completion of construction by such Andeavor Entity of the Subject Assets, as the case may be, the Andeavor Entity shall notify the General Partner in writing of such acquisition or construction and offer the Partnership Group the opportunity to purchase such Subject Assets in accordance with this Section 2.3 (the “Offer”). The Offer shall set forth the terms relating to the purchase of the Subject Assets and, if any Andeavor Entity desires to utilize the Subject Assets, the Offer will also include the terms on which the Partnership Group will provide services to the Andeavor Entity to enable the Andeavor Entity to utilize the Subject Assets. As soon as practicable, but in any event within 60 days after receipt of the Offer, the General Partner shall notify the Andeavor Entity in writing that either (i) the General Partner has elected not to cause a Partnership Group Member to purchase the Subject Assets, in which event the Andeavor Entity shall be forever free to continue to own or operate such Subject Assets, or (ii) the General Partner has elected to cause a Partnership Group Member to purchase the Subject Assets, in which event the procedures outlined in the remainder of this Section 2.3 shall apply.

(b) If the Andeavor Entity and the General Partner are able to agree on the fair market value of the Subject Assets that are subject to the Offer and the other terms of the Offer including, without limitation, the terms, if any, on which the Partnership Group will provide services to the Andeavor Entity to enable the Andeavor Entity to utilize the Subject Assets, within 60 days after receipt by the General Partner of the Offer, a Partnership Group Member shall purchase the Subject Assets for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached and, if applicable, enter into an agreement with the Andeavor Entity to provide services in a manner consistent with the Offer.

(c) If the Andeavor Entity and the General Partner are unable to agree on the fair market value of the Subject Assets that are subject to the Offer or the other terms of the Offer including, if applicable, the terms on which the Partnership Group will provide services to the Andeavor Entity to enable the Andeavor Entity to utilize the Subject Assets, within 60 days after receipt by the General Partner of the Offer, the Andeavor Entity and the General Partner will engage a mutually agreed upon, nationally recognized investment banking firm to determine the fair market value of the Subject Assets and any other terms on which the Partnership Group and the Andeavor Entity are unable to agree. The investment banking firm will determine the fair market value of the Subject Assets and any other terms on which the Partnership Group and the Andeavor Entity are unable to agree within 30 days of its engagement and furnish the Andeavor Entity and the General Partner its determination. The fees of the investment banking firm will be split equally between the Andeavor Entity and the Partnership Group. Once the investment banking firm has submitted its determination of the fair market value of the Subject Assets and any other terms on which the Partnership Group and the Andeavor Entity are unable to agree, the General Partner will have the right, but not the obligation to cause a Partnership Group Member to purchase the Subject Assets pursuant to the Offer, as modified by the determination of the investment banking firm. If the General Partner elects to cause a Partnership Group Member to purchase the Subject Assets, then the Partnership Group Member shall purchase the Subject Assets under the terms of the Offer, as modified by the determination of the investment banking firm as soon as commercially practicable after such determination and, if applicable, enter into an agreement with the Andeavor Entity to provide services in a manner consistent with the Offer, as modified by the determination of the investment banking firm.

2.4 Scope of Prohibition. Except as provided in this Article II and the Partnership Agreement, each Andeavor Entity shall be free to engage in any business activity, including those that may be in direct competition with any Partnership Group Member.

2.5 Enforcement. The Andeavor Entities agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by the Andeavor Entities of the covenants and agreements set forth in this Article II, and that any breach by the Andeavor Entities of the covenants and agreements set forth in this Article II would result in irreparable injury to the Partnership Group. The Andeavor Entities further agree and acknowledge that any Partnership Group Member may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin the Andeavor Entities from such breach, and consent to the issuance of injunctive relief under this Agreement.

ARTICLE III

INDEMNIFICATION

3.1 Environmental Indemnification.

(a) Subject to Section 3.2 and Section 3.7 and with respect to Assets conveyed, contributed or otherwise transferred pursuant to a Contribution Agreement, each of the Andeavor Entities set forth on Schedule VII attached to this Agreement with respect to that Contribution Agreement (the “Andeavor Indemnifying Parties”), severally and not jointly, shall indemnify, defend and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group, directly or indirectly, or as a result of any claim by a third party, by reason of or arising out of:

(i) any violation or correction of violation of Environmental Laws;

(ii) any event, condition or environmental matter associated with or arising from the ownership or operation of the Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense of any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work;

(iii) any event, condition or environmental matter or legal action pending as of the applicable Closing Date against the Andeavor Entities, a true and correct summary of which with respect to Assets conveyed, contributed or otherwise transferred pursuant to a particular Contribution Agreement is described on Schedule I to this Agreement; and

(iv) any event, condition or environmental matter associated with or arising from the Retained Assets, whether occurring before or after the applicable Closing Date;

provided, however, that with respect to any violation under Section 3.1(a)(i) or any event, condition or environmental matter included under Section 3.1(a)(ii) that is associated with the ownership or operation of the Assets conveyed, contributed or otherwise transferred pursuant to a particular Contribution Agreement, the Andeavor Indemnifying Parties will be obligated to indemnify the Partnership Group only to the extent that such violation, event, condition or environmental matter (x) occurred before the Closing Date for that Contribution Agreement under then-applicable Environmental Laws and (y)(i) such violation, event, condition or environmental matter is set forth on Schedule II to this Agreement or (ii) Andeavor is notified in writing of such violation, event, condition or environmental matter prior to the applicable Identification Deadline (Sections 3.1(a)(i) through (iv) collectively, with respect to that Contribution Agreement being “Covered Environmental Losses”).

(b) The Partnership Group shall indemnify, defend and hold harmless the Andeavor Entities from and against any Losses suffered or incurred by the Andeavor Entities, directly or indirectly, or as a result of any claim by a third party, by reason of or arising out of:

(i) any violation or correction of violation of Environmental Laws associated with or arising from the ownership or operation of the Assets; and

(ii) any event, condition or environmental matter associated with or arising from the ownership or operation of the Assets (including, but not limited to, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work;

and regardless of whether such violation under Section 3.1(b)(i) or such event, condition or environmental matter included under Section 3.1(b)(ii) occurred before or after the applicable Closing Date, in each case, to the extent that any of the foregoing are not Covered Environmental Losses for which the Partnership Group is entitled to indemnification from the Andeavor Indemnifying Parties under this Article III without giving effect to the Annual Environmental Deductible. The Losses covered by this Section 3.1(b) are hereinafter referred to as ‘Non-Covered Environmental Losses.”

3.2 Right of Way Indemnification. Subject to Section 3.7, and with respect to Assets conveyed, contributed or otherwise transferred pursuant to a particular Contribution Agreement, each of the Andeavor Indemnifying Parties as set forth on Schedule VII with respect to that Contribution Agreement, severally and not jointly, shall indemnify, defend and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group by reason of or arising out of (a) the failure of the applicable Partnership Group Member (or other party specified on Schedule VII) to be the owner of such valid and indefeasible easement rights or fee ownership or leasehold interests in and to the lands on which any crude oil or refined products pipeline or related pump station, wharf, storage tank, terminal, rail tracks or truck rack or any related facility or equipment conveyed or contributed to the applicable Partnership Group Member on the applicable Closing Date is located as of such Closing Date, and such failure renders the Partnership Group liable to a third party or unable to use or operate the Assets in substantially the same manner that the Assets were used and operated by the applicable Andeavor Entity immediately prior to the applicable Closing Date; (b) the failure of the applicable Partnership Group Member to have the consents, licenses and permits necessary to allow any such pipeline referred to in clause (a) of this Section 3.2 to cross the roads, waterways, railroads and other areas upon which any such pipeline is located as of the applicable Closing Date, and such failure renders the Partnership Group liable to a third party or unable to use or operate the Assets in substantially the same manner that the Assets were used and operated by the applicable Andeavor Entity immediately prior to such Closing Date; and (c) the cost of curing any condition set forth in clause (a) or (b) of this Section 3.2 that does not allow any Asset to be operated in accordance with Prudent Industry Practice, in each case to the extent that Andeavor is notified in writing of any of the foregoing prior to the Identification Deadline.

3.3 Reserved.

3.4 Represented Employees. With respect to Assets conveyed, contributed or otherwise transferred pursuant to a particular Contribution Agreement or owned by WNRL on the Closing Date of the Merger Agreement, and if applicable, the General Partner shall indemnify, defend and hold harmless (a) each of the Andeavor Entities set forth on Schedule VII attached to this Agreement with respect to that Contribution Agreement and (b) the Legacy Western Employers (collectively, the “Andeavor Indemnified Parties”) from and against any Losses suffered or incurred by the Andeavor Indemnified Parties by reason of or arising out of the transfer of the Represented Employees to the General Partner pursuant to Section 8.1 and the employment of the Represented Employees by the General Partner, including any Losses suffered or incurred resulting from actions taken, or liabilities incurred by the Andeavor Indemnified Parties with respect to the Represented Employees in connection with applicable collective bargaining agreements covering such Represented Employees.

3.5 Additional Indemnification.

(a) In addition to and not in limitation of the indemnification provided under Sections 3.1(a), 3.2, and 3.3 and with respect to a respective Contribution Agreement, each of the Andeavor Indemnifying Parties, severally and not jointly, shall indemnify, defend, and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group by reason of or arising out of (i) events and conditions associated with the ownership or operation of the Assets and occurring before the applicable Closing Date (other than Covered Environmental Losses and Non-Covered Environmental Losses, which are provided for under Sections 3.1, and those Losses provided for under Section 3.2) to the extent that Andeavor is notified in writing of any of the foregoing prior to the Third Deadline Date, (ii) any pending (as of the applicable Closing Date) legal actions against the Andeavor Entities set forth on Schedule III to this Agreement, (iii) events and conditions associated with the Retained Assets and whether occurring before or after the applicable Closing Date, (iv) the failure to obtain any necessary consent from the Pipeline Rate Regulatory Agencies, if applicable, and (v) all federal, state and local income tax liabilities attributable to the ownership or operation of the Assets prior to the applicable Closing Date, including under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law), and any such income tax liabilities of the Andeavor Entities that may result from the consummation of the formation transactions for the Partnership Group and the General Partner occurring on or prior to the applicable Closing Date.

(b) In addition to and not in limitation of the indemnification provided under Section 3.1(b) or 3.4 or the Partnership Agreement, the Partnership Group shall indemnify, defend, and hold harmless the Andeavor Entities from and against any Losses suffered or incurred by the Andeavor Entities by reason of or arising out of events and conditions associated with the ownership or operation of the Assets and occurring after the applicable Closing Date (other than the Covered Environmental Losses and Non-Covered Environmental Losses which are provided for under Section 3.1), unless such indemnification would not be permitted under the Partnership Agreement by reason of one of the provisos contained in Section 7.7(a) of the Partnership Agreement.

3.6 Indemnification Procedures.

(a) The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article III, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

(b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article III, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such claim or any matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such claim.

(c) The Indemnified Party agrees to cooperate in good faith and in a commercially reasonable manner with the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Article III, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense, the making available to the Indemnifying Party of any employees of the Indemnified Party and the granting to the Indemnifying Party of reasonable access rights to the properties and facilities of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the Indemnified Party pursuant to this Section 3.6. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d) In determining the amount of any Losses for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

3.7 Limitations Regarding Indemnification.

(a) The Andeavor Indemnifying Parties shall not, in any calendar year, be obligated to indemnify, defend and hold harmless the Partnership Group for a Covered Environmental Loss under Section 3.1(a)(ii) until such time as the aggregate amount of all Covered Environmental Losses in such calendar year exceeds the amount listed on Schedule VIII under “Annual Environmental Deductible” (the “Annual Environmental Deductible”), at which time the Andeavor Indemnifying Parties shall be obligated to indemnify the Partnership Group for the amount of Covered Environmental Losses under Section 3.1(a)(ii) that are in excess of the Annual Environmental Deductible that are incurred by the Partnership Group in such calendar year. The Andeavor Indemnifying Parties shall not, in any calendar year, be obligated to indemnify, defend and hold harmless the Partnership Group for any individual Loss under Section 3.2 until such time as the aggregate amount of all Losses under Section 3.2 that are in such calendar year exceeds the amount listed on Schedule VIII under “Annual ROW Deductible” (the “Annual ROW Deductible”), at which time the Andeavor Indemnifying Parties shall be obligated to indemnify the Partnership Group for all Losses under Section 3.2 in excess of the Annual ROW Deductible that are incurred by the Partnership Group in such calendar year.

(b) With respect to Sections 3.1, 3.2 and 3.5(a), each of the Andeavor Indemnifying Parties shall only be required to indemnify the Partnership Group for Covered Environmental Losses under Section 3.1, Losses under Section 3.2 or Losses under Section 3.5(a) incurred in connection with or related to Assets conveyed, contributed or otherwise transferred to the Partnership Group by such Andeavor Indemnifying Party.

(c) For the avoidance of doubt, there is no monetary cap on the amount of indemnity coverage provided by any Indemnifying Party under this Article III.

(d) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION HEREUNDER COVER OR INCLUDE CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR SIMILAR DAMAGES OR LOST PROFITS SUFFERED BY ANY OTHER PARTY ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT,

REGARDLESS OF WHETHER ANY SUCH CLAIM ARISES UNDER OR RESULTS FROM CONTRACT, NEGLIGENCE, OR STRICT LIABILITY OF THE PARTY WHOSE LIABILITY IS BEING WAIVED HEREBY; provided that the foregoing limitation is not intended and shall not affect special damages actually awarded to a third party or assessed by a governmental authority and for which a Party is properly entitled to indemnification pursuant to the express provisions of this Agreement.

3.8 The Parties agree to the special indemnification provisions set forth on Schedule IX.

ARTICLE IV

CORPORATE SERVICES

4.1 General.

(a) Andeavor agrees to provide, and agrees to cause the applicable Andeavor Entities to provide, on behalf of the General Partner, for the Partnership Group’s benefit all of the centralized corporate services that Andeavor and the applicable Andeavor Entities have traditionally provided in connection with the Assets including, without limitation, the general and administrative services listed on Schedule IV to this Agreement. As consideration for such services, the Partnership will pay Andeavor a monthly administrative fee in the amount set forth in Schedule VIII to this Agreement (the “Administrative Fee”), payable on or before the tenth business day of each month, commencing in the first month following the date hereof. Andeavor may increase the Administrative Fee on July 1 of each year, commencing on July 1, 2018, by a percentage equal to the positive change, if any, in the CPI-U (All Urban Consumers) for the prior calendar year, rounded to the nearest one-tenth (1/10) of one percent (1%), or to reflect any increase in the cost of providing centralized corporate services to the Partnership Group due to changes in any law, rule or regulation applicable to the Andeavor Entities or the Partnership Group, including any interpretation of such laws, rules or regulations.

(b) At the end of each calendar year, the Partnership will have the right to submit to Andeavor a proposal to reduce the amount of the Administrative Fee for that year if the Partnership believes, in good faith, that the centralized corporate services performed by the Andeavor Entities for the benefit of the Partnership Group for the year in question do not justify payment of the full Administrative Fee for that year. If the Partnership submits such a proposal to Andeavor, Andeavor agrees that it will negotiate in good faith with the Partnership to determine if the Administrative Fee for that year should be reduced and, if so, the amount of such reduction. If the Parties agree that the Administrative Fee for that year should be reduced, then Andeavor shall promptly pay to the Partnership the amount of any reduction for that year.

(c) The Partnership Group shall reimburse Andeavor, without duplication of any reimbursements made pursuant to Section 7.4 of the Partnership Agreement, for all other direct or allocated costs and expenses incurred by the Andeavor Entities on behalf of the Partnership Group, including, but not limited to the following; provided, however, that the costs and expenses described in subsections (i) through (vi) below shall not apply with respect to employees of the General Partner or the Andeavor Entities that are providing the services listed on Schedule IV:

(i) salaries of employees of the General Partner or the applicable Andeavor Entities, to the extent, but only to the extent, such employees perform services for the Partnership Group, provided that for employees that do not devote all of their business time to the Partnership Group, such expenses shall be based on the annual weighted average of time spent and number of employees devoting services to the Partnership Group;

(ii) except as otherwise provided in Section 4.1(c)(vi) below, the cost of employee benefits relating to employees of the General Partner or the applicable Andeavor Entities, including 401(k), pension, bonuses and health insurance benefits (but excluding Andeavor stock-based compensation expense), to the extent, but only to the extent, such employees perform services for the Partnership Group, provided that for employees that do not devote all of their business time to the Partnership Group, such expenses shall be based on the annual weighted average of time spent and number of employees devoting their services to the Partnership Group;

(iii) any expenses incurred or payments made by the applicable Andeavor Entities for insurance coverage with respect to the Assets or the business of the Partnership Group;

(iv) all expenses and expenditures incurred by the applicable Andeavor Entities as a result of the Partnership becoming and continuing as a publicly traded entity, including, but not limited to, costs associated with annual and quarterly reports, independent auditor fees, partnership governance and compliance, registrar and transfer agent fees, tax return and Schedule K-1 preparation and distribution, legal fees and independent director compensation;

(v) all sales, use, excise, value added or similar taxes, if any, that may be applicable from time to time with respect to the services provided by the applicable Andeavor Entities to the Partnership Group pursuant to Section 4.1(a);

(vi) any severance or similar amounts (“Severance Amounts”) due to the President of the General Partner or the Vice President, Operations of the General Partner in the event of a Change of Control (or similar term, in each case as defined in the applicable management stability agreement) of Andeavor under the terms of their respective management stability agreements with Andeavor, provided that such reimbursement shall be based on the percentage of time spent by such employee on the business of the Partnership Group during the last completed payroll period immediately preceding the date of such Change of Control. Notwithstanding anything in this Agreement to the contrary, in no event will the Partnership Group reimburse Andeavor for, or otherwise in any way be responsible for, (A) any Severance Amounts due to any employee of the General Partner or the applicable Andeavor Entities (other than the President of the General Partner or the Vice President, Operations of the General Partner) in the event of a Change of Control (or similar term, in each case as defined in the applicable Employment Agreement) of Andeavor, or (B) any Andeavor stock-based compensation expense related to accelerated vesting of Andeavor equity awards. For the purposes of this Section 4.1(c)(vi), the term “Employment Agreement” shall include any employment agreement, management stability agreement or similar agreement between Andeavor and any employee of the General Partner or the applicable Andeavor Entities; and

(vii) any other expenses listed on Schedule IV and identified as applicable to this clause (vii).

Such reimbursements shall be made on or before the tenth business day of the month following the month such costs and expenses are incurred or accrued. For the avoidance of doubt, the costs and expenses set forth in Section 4.1(c) shall be paid by the Partnership Group in addition to, and not as a part of or included in, the Administrative Fee.

ARTICLE V

CAPITAL AND OTHER EXPENDITURES

5.1 Reimbursement of Maintenance Capital and Other Expenditures. Andeavor, TRMC or Tesoro Alaska, as applicable, will either reimburse the Partnership or reimburse the General Partner and the General Partner will reimburse the Partnership, as applicable, on a dollar-for-dollar basis, without duplication, for each of the following:

(a) During the period commencing on the date of the applicable Contribution Agreement for an Asset and ending on the Second Deadline Date, expenses incurred by the Partnership Group solely in order to comply with vapor recovery or combustion and spill containment requirements associated with such Assets;

(b) During the period commencing on the applicable Closing Date, and

(i) for Assets contributed under Contribution Agreements dated prior to July 1, 2016, ending on the fifth anniversary of the applicable Closing Date; and

(ii) for Assets contributed under Contribution Agreements dated on July 1, 2016 or later, ending on the twentieth anniversary of the applicable Closing Date,

the expenses incurred by the Partnership Group for repairs and maintenance to storage tanks, pressure vessels and pipelines included as part of the Assets and expenses that are made solely in order to comply with current minimum standards under:

(1) the U.S. Department of Transportation’s Pipeline Integrity Management Rule 49 CFR 195.452, including the 2013 PHMSA Interpretation thereof,

(2) American Petroleum Institute (API) Standard 653 for Aboveground Storage Tanks, and

(3) applicable pressure vessel codes as required to allow a terminal to provide services to TRMC under an applicable terminal service agreement;

but only if and to the extent that:

(A) for repairs and maintenance that can be identified only by internal inspections, hydrotests, invasive inspections or excavations, such repairs and maintenance are identified before, during or as a result of the first scheduled API 653 inspections, pressure vessel inspections or pipeline inspections or tests that occur after the applicable Closing Date, and

(B) for repairs and maintenance that can be identified by non-invasive or external inspections without excavation, such repairs and maintenance are identified before the earlier of fifth anniversary of the applicable Closing Date or the date specified in (A) above,

(C) and this Section 5.1(b) shall apply only to the Contribution Agreements indicated on Schedule VII as being subject to this Section 5.1(b).

The Andeavor Entities shall remain responsible for costs of removal and disposal of all materials owned by such Andeavor Entities in tanks or pipelines inspected or repaired in connection with any API 653 inspections, pressure vessel inspection or pipeline inspections or tests API 653 inspections, pressure vessel inspections or pipeline inspections or tests.

For the avoidance of any doubt, potential dispute and/or admission of non-compliance with 49 CFR 195.452, the Parties hereby agree and acknowledge that the 2014 hydrotest costs and the hydrotest costs for the remaining segments on the High Plains System shall be covered by this Section 5.1(b), and that (i) TRMC will directly reimburse THPP for the 2014 hydrotest costs, and (ii) the hydrotest costs incurred for the remaining segments on the Tesoro High Plains Pipeline Company LLC pipeline system will be recouped by the Partnership Group through an adjusted tariff or settlement rate charged to TRMC under the High Plains Transportation Services Agreement dated April 26, 2011 (the “High Plains TSA”), such adjusted tariff or settlement rate to be negotiated memorialized by an amendment to the applicable tariff filing and/or High Plains TSA; and

(c) Those certain capital and expense projects related to the Assets and described on Schedule VI to this Agreement.

ARTICLE VI

RIGHT OF FIRST OFFER

6.1 Right of First Offer to Purchase Certain Assets retained by Andeavor Entities.

(a) Each ROFO Asset Owner hereby grants to the Partnership Group a right of first offer until (i) for the Nikiski Dock and Storage Facilities, April 26, 2021, and (ii) for the Jal NGL Terminal, the earlier of (A) October 16, 2023 or (B) the date that the Partnership is no longer controlled by Andeavor (the “ROFO Period”) on any ROFO Asset set forth next to such ROFO Asset Owner’s name on Schedule V to this Agreement to the extent that such ROFO Asset Owner proposes to Transfer any ROFO Asset (other than to any other Andeavor Entity who agrees in writing that such ROFO Asset remains subject to the provisions of this Article VI and such Andeavor Entity assumes the obligations under this Article VI with respect to such ROFO Asset) or enter into any agreement to do any of the foregoing during the ROFO Period.

(b) The Parties acknowledge that any Transfer of ROFO Assets pursuant to the Partnership Group’s right of first offer is subject to the terms of all existing agreements with respect to the ROFO Assets; provided, however, that Andeavor represents and warrants that, to its knowledge after reasonable investigation, there are no terms in such agreements that would materially impair the rights granted to the Partnership Group pursuant to this Article VI with respect to any ROFO Asset.

6.2 Procedures.

(a) In the event a ROFO Asset Owner proposes to Transfer any applicable ROFO Asset (other than to another Andeavor Entity) during the ROFO Period (a “Proposed Transaction”), such ROFO Asset Owner shall, prior to entering into any such Proposed Transaction, first give notice in writing to the Partnership Group (the “ROFO Notice”) of its intention to enter into such Proposed Transaction. The ROFO Notice shall include any material terms, conditions and details as would be necessary for a Partnership Group Member to make a responsive offer to enter into the Proposed Transaction with the applicable ROFO Asset Owner, which terms, conditions and details shall at a minimum include any terms, condition or details that such ROFO Asset Owner would propose to provide to non-Andeavor Entities in connection with the Proposed Transaction. The Partnership Group shall have 60 days following receipt of the ROFO Notice to propose an offer to enter into the Proposed Transaction with such ROFO Asset Owner (the “ROFO Response”). The ROFO Response shall set forth the terms and conditions (including, without limitation, the purchase price the applicable Partnership Group Member proposes to pay for the ROFO Asset and the other terms of the purchase including, if requested by an Andeavor Entity, the terms on which the Partnership Group Member will provide services to the Andeavor Entity to enable the Andeavor Entity to utilize the applicable ROFO Asset) pursuant to which the Partnership Group would be willing to enter into a binding agreement for the Proposed Transaction. The decision to issue the ROFO Response and the terms of the ROFO Response shall be subject to approval by the Conflicts Committee. If no ROFO Response is delivered by the Partnership Group within such 60-day period, then the Partnership Group shall be deemed to have waived its right of first offer with respect to such ROFO Asset.

(b) Unless the ROFO Response is rejected pursuant to written notice delivered by the applicable ROFO Asset Owner to the applicable Partnership Group Member within 60 days of the delivery of the ROFO Response, such ROFO Response shall be deemed to have been accepted by the applicable ROFO Asset Owner and such ROFO Asset Owner shall enter into an agreement with the applicable Partnership Group Member providing for the consummation of the Proposed Transaction upon the terms set forth in the ROFO Response and, if applicable, the Partnership Group Member will enter into an agreement with the Andeavor Entity setting forth the terms on which the Partnership Group Member will provide services to the Andeavor Entity to enable the Andeavor Entity to utilize the ROFO Asset. Unless otherwise agreed between the applicable Andeavor Entity and Partnership Group Member, the terms of the purchase and sale agreement will include the following:

(i) the Partnership Group Member will deliver the agreed purchase price (in cash, Partnership Securities, an interest-bearing promissory note, or any combination thereof);

(ii) the applicable ROFO Asset Owner will represent that it has title to the ROFO Assets that is sufficient to operate the ROFO Assets in accordance with their intended and historical use, subject to all recorded matters and all physical conditions in existence on the closing date for the purchase of the applicable ROFO Asset, plus any other such matters as the Partnership Group Member may approve. If the Partnership Group Member desires to obtain any title insurance with respect to the ROFO Asset, the full cost and expense of obtaining the same (including but not limited to the cost of title examination, document duplication and policy premium) shall be borne by the Partnership Group Member;

(iii) the applicable ROFO Asset Owner will grant to the Partnership Group Member the right, exercisable at the Partnership Group Member’s risk and expense prior to the delivery of the ROFO Response, to make such surveys, tests and inspections of the ROFO Asset as the Partnership Group Member may deem desirable, so long as such surveys, tests or inspections do not damage the ROFO Asset or interfere with the activities of the applicable ROFO Asset Owner;

(iv) the closing date for the purchase of the ROFO Asset shall occur no later than 180 days following receipt by ROFO Asset Owner of the ROFO Response pursuant to Section 6.2(a);

(v) the applicable ROFO Asset Owner and Partnership Group Member shall use commercially reasonable efforts to do or cause to be done all things that may be reasonably necessary or advisable to effectuate the consummation of any transactions contemplated by this Section 6.2(b), including causing its respective Affiliates to execute, deliver and perform all documents, notices, amendments, certificates, instruments and consents required in connection therewith; and

(vi) neither the applicable ROFO Asset Owner nor the applicable Partnership Group Member shall have any obligation to sell or buy the applicable ROFO Asset if any of the consents referred to in Section 6.1(b)(v) has not been obtained.

(c) If the Partnership Group has not timely delivered a ROFO Response as specified above with respect to a Proposed Transaction that is subject to a ROFO Notice, the applicable ROFO Asset Owner shall be free to enter into a Proposed Transaction with any third party on terms and conditions no more favorable to such third party than those set forth in the ROFO Notice. If a ROFO Response with respect to any Proposed Transaction is rejected by the applicable ROFO Asset Owner, such ROFO Asset Owner shall be free to enter into a Proposed Transaction with any third party (i) on terms and conditions (excluding those relating to price) that are not more favorable in the aggregate to such third party than those proposed in respect of the Partnership Group in the ROFO Response and (ii) at a price equal to no less than 100% of the price offered by the applicable Partnership Group Member in the ROFO Response to such ROFO Asset Owner.

ARTICLE VII

LICENSE OF NAME AND MARK

7.1 Grant of License. Upon the terms and conditions set forth in this Article VII, Andeavor hereby grants and conveys to each of the entities currently or hereafter comprising a part of the Partnership Group a nontransferable, nonexclusive, royalty-free right and license (“License”) to use the name “Andeavor”, “Tesoro”, and/or “Western” (the “Names”) and any other trademarks owned by Andeavor which contain the Names (collectively, the “Marks”).

7.2 Ownership and Quality. The Partnership agrees that ownership of the Names and the Marks and the goodwill relating thereto shall remain vested in Andeavor both during the term of this License and thereafter, and the Partnership further agrees, and agrees to cause the other members of the Partnership Group, never to challenge, contest or question the validity of Andeavor’s ownership of the Names and Marks or any registration thereto by Andeavor. In connection with the use of the Names and the Marks, the Partnership and any other member of the Partnership Group shall not in any manner represent that they have any ownership in the Names and the Marks or registration thereof except as set forth herein, and the Partnership, on behalf of itself and the other members of the Partnership Group, acknowledge that the use of the Names and the Marks shall not create any right, title or interest in or to the Names and the Mark, and all use of the Names and the Marks by the Partnership or any other member of the Partnership Group, shall inure to the benefit of Andeavor. The Partnership agrees, and agrees to cause the other members of the Partnership Group, to use the Names and Marks in accordance with such quality standards established by Andeavor and communicated to the Partnership from time to time, it being understood that the products and services offered by the members of the Partnership Group immediately before the date hereof are of a quality that is acceptable to Andeavor and justifies the License.

7.3 Termination. The License shall terminate upon a termination of this Agreement pursuant to Section 9.4.

ARTICLE VIII

REPRESENTED EMPLOYEES; VEHICLE LEASES

8.1 Transfer of Represented Employees. The Parties acknowledge and agree that certain TRMC employees and certain Legacy Western Employees then covered by collective bargaining agreements with TRMC and the Legacy Western Employers existing as of an applicable Closing Date (the “Represented Employees”) have been or will be transferred to and shall become employees of the General Partner on or before the first day of the next fiscal year following the year in which that Closing Date occurred. The Parties agree to cooperate and shall take all action necessary to effectuate such transfer and shall comply with the terms of the applicable collective bargaining agreements with respect to the Represented Employees.

8.2 Vehicle Leases. The Parties acknowledge and agree that the members of the Partnership Group shall have the right to use any vehicles leased by the General Partner for use in the operation of the Partnership Group’s business.

ARTICLE IX

MISCELLANEOUS

9.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in San Antonio, Texas.

9.2 Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 9.2.

If to the Andeavor Entities:

Andeavor

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: General Counsel

Facsimile: (210) 745-4494

If to the Partnership Group:

Andeavor Logistics LP

c/o Tesoro Logistics GP, LLC, its General Partner

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: General Counsel

Facsimile: (210) 745-4494

9.3 Entire Agreement. This Agreement together with the Schedules attached hereto (which are incorporated herein by reference) constitute the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

9.4 Termination of Agreement. This Agreement, other than the provisions set forth in Article III hereof, may be terminated by Andeavor or the Partnership upon a Partnership Change of Control. For the avoidance of doubt, the Parties’ indemnification obligations under Article III shall survive the termination of this Agreement in accordance with their respective terms.

9.5 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

9.6 Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto; provided, however, that the Partnership may make a collateral assignment of this Agreement solely to secure working capital financing for the Partnership.

9.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

9.8 Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

9.9 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

9.10 Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

9.11 Amendment and Restatement. This Agreement amends and restates the Third Omnibus Agreement in its entirety and the Parties agree that the terms and provisions of this Agreement replace the terms and provisions of the Third Omnibus Agreement, which is no longer in force, as of the date hereof.

9.12 Amendment of Schedules. The Parties may amend and restate the Schedules at any time without otherwise amending or restating this Agreement by the execution by all of the Parties of a cover page to the amended Schedules in the form attached hereto as Exhibit A. Such amended and restated Schedules shall replace the prior Schedules as of the date of execution of the cover page and shall be incorporated by reference into this Agreement for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above.

ANDEAVOR

By:	/s/ Gregory J. Goff
Gregory J. Goff President and Chief Executive Officer

TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ Gregory J. Goff
Gregory J. Goff President

TESORO COMPANIES, INC.

By:	/s/ Gregory J. Goff
Gregory J. Goff President

TESORO ALASKA COMPANY LLC

By:	/s/ Gregory J. Goff
Gregory J. Goff President

Signature Page 1 of 2 to

Fourth Amended and Restated Omnibus Agreement

ANDEAVOR LOGISTICS LP

By:	Tesoro Logistics GP, LLC,
its general partner

By:	/s/ Steven M. Sterin
Steven M. Sterin President and Chief Financial Officer

TESORO LOGISTICS GP, LLC

By:	/s/ Steven M. Sterin
Steven M. Sterin President and Chief Financial Officer

Signature Page 2 of 2 to

Fourth Amended and Restated Omnibus Agreement

EXHIBIT A

FORM OF COVER PAGE FOR

AMENDMENT AND RESTATEMENT OF SCHEDULES

TO FOURTH AMENDED AND RESTATED OMNIBUS AGREEMENT

A Fourth Amended and Restated Omnibus Agreement was executed as of [            ] (the “Fourth Amended and Restated Omnibus Agreement”), among Andeavor, on behalf of itself and the other Andeavor Entities, Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Andeavor Logistics LP and Tesoro Logistics GP, LLC. Capitalized terms not otherwise defined in this document shall have the terms set forth in the Fourth Amended and Restated Omnibus Agreement.

The Parties agree that the Schedules are hereby amended and restated in their entirety as of the date hereof to be as attached hereto. Pursuant to Section 9.12 of the Fourth Amended and Restated Omnibus Agreement, such amended and restated Schedules shall replace the prior Schedules as of the date hereof and shall be incorporated by reference into the Fourth Amended and Restated Omnibus Agreement for all purposes.

Executed as of             , 20            .

ANDEAVOR

By:
Name:
Title:

TESORO REFINING & MARKETING COMPANY LLC

By:
Name:
Title:

TESORO COMPANIES, INC.

By:
Name:
Title:

TESORO ALASKA COMPANY LLC

By:
Name:
Title:

Page 1 of 2 of

Exhibit A to Fourth Amended and Restated Omnibus Agreement

ANDEAVOR LOGISTICS LP

By: Tesoro Logistics GP, LLC,
its general partner

By:
Name:
Title:

TESORO LOGISTICS GP, LLC

By:
Name:
Title:

Page 2 of 2 of

Exhibit A to Fourth Amended and Restated Omnibus Agreement

Schedule I

Pending Environmental Litigation

For Initial Contribution Agreement listed on Schedule VII:

None.

For Amorco Contribution Agreement listed on Schedule VII:

None.

For Long Beach Contribution Agreement listed on Schedule VII:

The soil and groundwater on the southern central portion of the site near the 24-inch crude oil line have been impacted with hydrocarbons from a release from the line first observed in September 2011. The California Regional Water Quality Control Board issued an Investigative Order dated September 30, 2011 and to date all requirements of the order have been met. Additional investigative or remedial activities may be required.

For Anacortes Rail Facility Contribution Agreement listed on Schedule VII:

None.

For BP Carson Tranche 1 Contribution Agreement listed on Schedule VII:

The environmental indemnification provisions of the Carson Assets Indemnity Agreement dated as of December 6, 2013 (“Carson Assets Indemnity Agreement”), among the Partnership, the General Partner, Tesoro Logistics Operations LLC (the “Operating Company”) and TRMC, supersede in their entirety the environmental indemnification provisions of Article III of the Fourth Amended and Restated Omnibus Agreement, except as otherwise expressly provided in the Carson Assets Indemnity Agreement.

For BP Carson Tranche 2 Contribution Agreement listed on Schedule VII:

The environmental indemnification provisions of the Carson Assets Indemnity Agreement supersede in their entirety the environmental indemnification provisions of Article III of the Fourth Amended and Restated Omnibus Agreement, except as otherwise expressly provided in the Carson Assets Indemnity Agreement.

For West Coast Assets Contribution Agreement listed on Schedule VII:

None.

For 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII:

None.

Page 1/2 of Schedule I to Schedules to

Fourth Amended and Restated Omnibus Agreement

For 2016 Alaska Assets Contribution Agreement listed on Schedule VII:

KENAI TANKAGE: Andeavor, Tesoro Alaska, TRMC, the Partnership and the General Partner are subject to a pending consent decree with the United States Environmental Protection Agency and the Department of Justice pursuant to which injunctive relief will be ordered with respect a number of refineries (the “2016 Environmental Consent Decree”).

ANCHORAGE AND FAIRBANKS TERMINALS: Andeavor, Tesoro Alaska, TRMC, the Partnership and the General Partner are subject to the pending 2016 Environmental Consent Decree pursuant to which injunctive relief will be ordered with respect a number of refineries.

The indemnification obligations of the Andeavor Entities under Section 3.1(a) of the Fourth Amended and Restated Omnibus Agreement with regard to the 2016 Environmental Consent Decree are limited as provided in Schedule IX.

For Martinez Assets Contribution Agreement listed on Schedule VII:

Andeavor, Tesoro Alaska, TRMC, the Partnership and the General Partner are subject to the 2016 Environmental Consent Decree.

For Assets owned by WNRL on the Closing Date of the Merger Agreement and acquired by the Partnership pursuant to the Merger Agreement by virtue of its acquisition of WNRL thereunder:

The environmental indemnification provisions in Article VI of the Sponsor Equity Restructuring Agreement dated August 13, 2017 (“SERA”) between Andeavor, Andeavor Logistics LP and Tesoro Logistics GP, LLC supersede in their entirety the environmental indemnification provisions of Article III of the Fourth Amended and Restated Omnibus Agreement, other than Section 3.5(b), and shall be the exclusive provisions for all indemnification obligations relating to the subject matter of the indemnities so provided in Article VI of the SERA.

Page 2/2 of Schedule I to Schedules to

Fourth Amended and Restated Omnibus Agreement

Schedule II

Environmental Matters

For Initial Contribution Agreement set forth on Schedule VII:

1. Anchorage #1 Terminal soil and groundwater have been impacted by gasoline and diesel releases from previously buried pipelines. The site is considered characterized and is currently undergoing removal of product from the water table, groundwater treatment, and long-term monitoring.

2. Anchorage #2 Terminal soil and groundwater have been impacted by gasoline releases occurring prior to Andeavor’s purchase of the facility. The site is considered characterized and is currently undergoing groundwater monitoring and treatment. Off-site groundwater investigations are scheduled for 2012.

3. Stockton Terminal soil and groundwater have been impacted by gasoline and diesel releases from pipelines and/or product storage tanks. The site is considered substantially characterized and is undergoing groundwater treatment and groundwater monitoring. Off-site groundwater impacts are commingled with neighboring petroleum storage terminals.

4. Burley Terminal groundwater was impacted by gasoline releases occurring prior to Andeavor’s purchase of the facility. Groundwater impacts were commingled with neighboring petroleum storage terminals. Hydrocarbon concentrations in groundwater samples do not exceed previously established target levels for groundwater and surface water protection. Regulatory closure is pending.

5. Wilmington Sales Terminal soil and groundwater have been impacted by gasoline releases occurring prior to Andeavor’s purchase of the facility. Groundwater investigation and monitoring is on-going. Andeavor is indemnified by the previous owner for Investigation and remediation obligations.

6. Salt Lake City Terminal soil and groundwater have been impacted by gasoline and diesel releases from pipelines and/or product storage tanks occurring prior to Andeavor’s purchase of the facility. The site is considered characterized and is currently undergoing removal of product from the water table and long-term monitoring. There are no known soil or groundwater impacts at the Northwest Crude Oil tank farm.

7. The Stockton Terminal emits volatile organic compounds (VOCs) below “major source” emission criteria. In 2010, the San Joaquin Air Quality Management District announced it is reducing its major source threshold. When the Stockton Terminal expands its operations or increases throughput, the potential to emit VOC will increase and the Stockton terminal will become subject to regulation as a major source. This will require a Title V Air Operating Permit. In addition, the Stockton facility will be required to install an automated continuous emission monitor at a cost of approximately $75,000.

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Fourth Amended and Restated Omnibus Agreement

For Amorco Contribution Agreement set forth on Schedule VII:

1. The soil and groundwater on the site of the Tankage, as defined in the Amorco Contribution Agreement, have been impacted by methyl tertiary butyl ether releases from previously buried pipelines. The site is considered characterized and is currently undergoing removal of methyl tertiary butyl ether from the water table, groundwater treatment, and long-term monitoring.

2. Any environmental violation or contamination due to SHPL, as defined in the Amorco Contribution Agreement, being underground prior to the Closing Date.

For Long Beach Contribution Agreement listed on Schedule VII:

1. Any environmental violation or contamination, as defined in the Long Beach Contribution Agreement, prior to the Closing Date.

2. Any anomalies in the Pipeline System that require repair as discovered by the first internal line inspection of any portion of the Pipeline System for which TRMC is notified in writing prior to the First Deadline Date.

For Anacortes Rail Facility Contribution Agreement listed on Schedule VII:

None.

For BP Carson Tranche 1 Contribution Agreement listed on Schedule VII:

The environmental indemnification provisions of the Carson Assets Indemnity Agreement supersede in their entirety the environmental indemnification provisions of Article III of the Fourth Amended and Restated Omnibus Agreement, except as otherwise expressly provided in the Carson Assets Indemnity Agreement.

For BP Carson Tranche 2 Contribution Agreement listed on Schedule VII:

The environmental indemnification provisions of the Carson Assets Indemnity Agreement supersede in their entirety the environmental indemnification provisions of Article III of the Fourth Amended and Restated Omnibus Agreement, except as otherwise expressly provided in the Carson Assets Indemnity Agreement.

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Fourth Amended and Restated Omnibus Agreement

For West Coast Assets Contribution Agreement listed on Schedule VII:

1. Nikiski Terminal. Subsurface soil and groundwater has not been assessed at this facility. There have been no historic releases that have prompted a soil and groundwater investigations. The area within the tank containment berms was lined with low-permeability soils in the early 1990s. The loading rack, fuel filters and piping manifolds are above concrete secondary containment.

2. Anacortes Light Ends Rail Facility and planned diesel truck rack areas. Subsurface soil and groundwater has not been assessed at this area of the Anacortes refinery. There have been no historic releases that have prompted a soil and groundwater investigation.

3. Anacortes Storage Facility. Historic tank overtopping events and tank bottom corrosion releases have impacted soil and groundwater in the shore tank area of the Anacortes refinery. Groundwater near the shore tanks is monitored for natural attenuation. Groundwater between the tanks and the nearby shoreline has not been characterized, however the hydrocarbon concentrations in this area is not expected to be a threat to human health or the environment.

4. Martinez Refinery LPG Loading Area. Past waste disposal and hydrocarbon releases have impacted areas surrounding the Martinez Refinery LPG loading rack, pad and tanks. Areas north and northeast of the rack were used for past waste disposal. There are documented intra-refinery pipeline releases in the north and western boundaries of the LPG rack concrete pad. The refinery plans to excavate and cap the nearby waste disposal area in 2017. The pipeline releases are being remediated as part of the overall Martinez refinery cleanup. Soil and groundwater directly beneath the loading rack, propane tanks and truck pad have not been sampled.

5. Tesoro Alaska Pipeline.

•	The pump station for the Tesoro Alaska Pipeline is adjacent to the Kenai Refinery Lower Tank Farm. Multiple historic tank and buried pipeline releases have impacted soil and groundwater in the area; however there are no documented releases from the pipeline pump station. The soil and groundwater surrounding the pump station is considered characterized and undergoing groundwater monitoring and treatment.

•	A pipeline release in 2001 resulted in soil, groundwater and surface water impacts in an undeveloped area of the Kenai Peninsula. The quantity of the release is not known. Soil surrounding the release was excavated and stockpiled at the Kenai Refinery while groundwater and surface water were remediated on-site. The Alaska Department of Environmental Conservation issued a No Further Action letter for this cleanup effort in 2008. There are no other known release sites on the pipeline between the Kenai Refinery and Anchorage.

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Fourth Amended and Restated Omnibus Agreement

•	Historic spills and releases have impacted the Anchorage #1 terminal, including past releases from the Tesoro Alaska Pipeline receiving station. Groundwater remediation monitoring is ongoing across the Anchorage #1 terminal. In addition, a soil vapor venting system is being installed to address a flame suppressant compound detected in soils near the receiving station control room.

For 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII:

None

For 2016 Alaska Assets Contribution Agreement listed on Schedule VII:

KENAI TANKAGE:

Area of significant groundwater and soil impacts: (1) lower tank farm groundwater impact source area including 1988 jet fuel release and unknown light products release in area of Tank 63, (2) process unit historic releases from oily water sewer system including releases from failed grout in subsurface sewer hubs, (3) groundwater issues generally 35 to 40 feet below ground surface and groundwater impacts in three water-bearing zones below refinery and off-site and (4) possible contributor to refinery-wide groundwater impacts.

ANCHORAGE AND FAIRBANKS TERMINALS:

Pursuant to the Contribution, Conveyance and Assumption Agreement effective as of July 1, 2016 (the “Alaska Assets Contribution Agreement”), among Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”), Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”), Tesoro Alaska Company LLC, a Delaware limited liability company (“TAC”) and Tesoro Corporation, a Delaware corporation (“Tesoro”), TAC contributed 100% of the limited liability company interests (the “TAT Interests”) in Tesoro Alaska Terminals LLC, a Delaware limited liability company (“TAT”), to the General Partner, the General Partner contributed 100% of the TAT Interests to the Partnership, and the Partnership contributed 100% of the TAT Interests to the Operating Company, all on the terms and conditions set forth in that contribution agreement.

Prior to the date of the Alaska Assets Contribution Agreement, TAT acquired certain assets defined as the “Anchorage and Fairbanks Terminals” in the Alaska Assets Contribution Agreement from Flint Hills Resources Alaska, LLC pursuant to an Asset Purchase Agreement, dated November 20, 2015 (the “Flint Hills APA”), by and between Flint Hills Resources Alaska, LLC and TAC. As described in the Flint Hills APA, the following liabilities existed at the Anchorage and Fairbanks Terminals prior to the closing of the transactions contemplated under the Flint Hills APA:

Anchorage Terminal:

1.	Deviations reported under Anchorage Air Permit No. AQ0235TVP03, Issue Date: April 2, 2014, Effective Date: May 2, 2014

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Fourth Amended and Restated Omnibus Agreement

•	Flint Hills Resources Alaska, LLC did not submit a report as required under Condition 68 based upon defects listed in Condition 6.3 discovered during the out of service inspection conducted on T-4216 during July 2014. The deviation report covering this incident is set out in the Flint Hills Resources Alaska, LLC deviation report dated January 29, 2015.

•	Flint Hills Resources Alaska, LLC did not report all emissions or operations that exceed or deviate from the requirements of its permit within 30 days of the end of the month in which the excess emission or deviation occurred. The deviation report covering this incident is set out in the Flint Hills Resources Alaska, LLC deviation report dated January 29, 2015.

•	Flint Hills Resources Alaska, LLC did not perform preventative maintenance in accordance with 40 CFR Subpart ZZZZ within 365 days of effective date on EU IDs 7, 8, and 9. The maintenance was performed 2 days after that date. The deviation report covering this incident is set out in the Flint Hills Resources Alaska, LLC deviation report dated July 30, 2014.

•	Flint Hills Resources Alaska, LLC did not report all emissions or operations that exceed or deviate from the requirements of this permit within 30 days of the end of the month in which the excess emissions or deviation occurred. The deviation report covering this incident is set out in the Flint Hills Resources Alaska, LLC deviation report dated January 29, 2015.

•	On April 10, 2014. ADEC issued Flint Hills Resources Alaska, LLC a letter of Acceptance of the Anchorage Facility Compliance Certificate, and identified 4 deviations from the air permit.

2.	In a letter dated July 22, 2015, the ADEC indicated that the Anchorage Terminal Oil Discharge Prevention and Contingency Plan needed the additional information specified in the July 22, 2015 letter to be submitted in order for the plan renewal to be approved. On September 2, 2015, the facility submitted the requested information and is awaiting ADEC approval.

3.	On May 15, 2015 Flint Hills Resources Alaska, LLC received a notice of failure to pay Air Quality fees relating to Air Permit No. AQ0235TVP03. Those fees were paid on June 2, 2015.

4.	In a letter dated October 1, 2015, ADEC approved the facility’s request for a waiver of secondary containment, subject to the terms of the letter, until March 31, 2016.

5.	On July 24, 2014 ADEC issued a letter to Flint Hills Resources Alaska, LLC advising that Flint Hills Resources Alaska, LLC is a responsible party under Alaska law for the July 22, 2014 Anchorage Facility Jet Fuel release.

6.	On April 21, 2014, ADEC issued a letter to Flint Hills Resources Alaska, LLC advising it that Flint Hills Resources Alaska, LLC is a responsible party under Alaska law for the April 20, 2014 gasoline release.

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Fairbanks Terminal:

(i)	In a letter dated May 29, 2015, ADEC detailed items that needed correction related to ADEC’s May 19, 2015 inspection of the terminal and its Oil Discharge Prevention and Contingency Plan. The facility has submitted a response to ADEC and is working with the agency to correct the identified items.

(ii)	On April 24, 2014 ADEC advised Flint Hills Resources Alaska, LLC that the Primary Response Action Contractor is no longer an ADEC approved and registered contractor. Therefore, Flint Hills Resources Alaska, LLC’s Fairbanks Facility Oil Discharge Prevention and Contingency Plan was out of compliance and needed amendment.

(iii)	Two underground storage tanks are located at the Fairbank Terminal, both of which are used to store heating oil. One underground storage tank was removed from the Purchased Site prior to Flint Hills Resources Alaska, LLC’s leasehold.

(iv)	Asbestos materials has been identified and are known to be located at the Anchorage Facility in the following locations:

Material Type	Location(s)	EPA Category
Gray Caulk (10% Chrysotile)	Fire Pump Room, Warehouse	Category II
Sheetrock (4% Chrysotile)	Boiler Room, Warehouse	Category II
Brown Insulation (5% Chrysotile)	Heat Exchanger Building	Category I
Window Caulk (3% Chrysotile)	Warehouse	Category II
Gray Mastic (10% Chrysotile)	Concrete Pad Near Tank 4136	Category II
Black Mastic (6% Chrysotile)	Concrete Pad Near Tank 4136	Category II
Black Mastic (17% Chrysotile)	Exchanger on West Side of Asphalt Tank Farm	Category II
Black Mastic (6% Chrysotile)	Piping located near railroad tracks on Ocean Dock Road.	Category II
Black Mastic (20% Chrysotile)	Piping on side of Tank 4263, East Tank Farm	Category II
White Insulation (60% Chrysotile)	Piping on side of Tank 4263, East Tank Farm	Category I
Mastic/Insulation (20% Chrysotile)	Top skirt of Tank 4263, East Tank Farm	Category I
Mastic (15% Chrysotile)	Sections of buried pipelines	Category II

In the Flint Hills APA, Flint Hills Resources Alaska, LLC noted that it had no knowledge of other asbestos-containing material currently located at the sites purchased by TAT. However, Flint Hills Resources Alaska, LLC noted that asbestos material has been removed in the past during renovation and/or demolition work at the purchased sites.

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Flint Hills Resources Alaska, LLC stated in the Flint Hills APA that it has no knowledge of polychlorinated biphenyls (“PCB”) material or equipment containing PCBs existing at the purchased sites. Flint Hills Resources Alaska, LLC, however, noted that it understands that PCBs may have been present under prior lessees operations of the sites but has no direct knowledge of this.

Flint Hills Resources Alaska, LLC stated in the Flint Hills APA that it understands “disposal areas” to include areas where Hazardous Materials have been Released. See Section 3.11(h) of Seller Disclosure Schedule under the Flint Hills APA for Flint Hills Resources Alaska, LLC’s knowledge regarding disposal areas on the Purchased Sites. In addition, a significant amount of fill material was used to augment the elevation and stability of the soils beneath the Anchorage facility. This fill included debris and materials such as such as wood, metal, and concrete. Flint Hills Resources Alaska LLC stated in the Flint Hills APA that it has no knowledge that the fill material contained Hazardous Materials when it was placed on the site.

Flint Hills Resources Alaska, LLC stated in the Flint Hills APA that:

1.	On July 24, 2014 ADEC issued a letter to Flint Hills Resources Alaska, LLC advising that Flint Hills Resources Alaska, LLC is a responsible party under Alaska law for the July 22, 2014 Anchorage Facility Jet Fuel release.

2.	On April 21, 2014, ADEC issued a letter to Flint Hills Resources Alaska, LLC advising it that Flint Hills Resources Alaska, LLC is a responsible party under Alaska law for the April 20, 2014 gasoline release.

3.	In a letter dated July 22, 2015, ADEC indicated that the Anchorage Terminal Oil Discharge Prevention and Contingency Plan needed the additional information specified in the July 22 letter to be submitted in order for the plan renewal to be approved. On September 2, 2015, the facility submitted the requested information and is awaiting ADEC approval.

Flint Hills Resources Alaska, LLC assumed all environmental liabilities known at the time the Purchased Facilities were acquired from Williams in 2004.

For Martinez Assets Contribution Agreement listed on Schedule VII:

MARTINEZ TANKAGE:

The following pending refinery notices of violation:

1.	Notice issued April 16, 2013 by the Bay Area Air Quality Management District (“BAAQMD”) related to liquid discovered on internal floating roof of Tank 870;

2.	Notice issued February 11, 2014 by BAAQMD related to a leaking PV valve on Tract 3 VRS Tank 613; and

3.	Notice issued August 12, 2014 by BAAQMD related to a 1⁄2 inch gap at well sliding cover on Tank 692.

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Fourth Amended and Restated Omnibus Agreement

Existing soil and groundwater contamination has been identified and is being managed under existing programs and agreements by TRMC and third parties, within three (3) solid waste management units located on Tract 3 of the Licensed Premises, on which the crude oil, feedstock and refined product storage tankage are situated, with such waste management units being identified as areas within red or green boundary lines on the WMU HAZARD MAP-Orientation Unit Or System Overall General Sheets, as reflected on the Golden Eagle Refinery Plat, Drawing Number 020-DA-518-001, as copy of which is shown below.

For Assets owned by WNRL on the Closing Date of the Merger Agreement and acquired by the Partnership pursuant to the Merger Agreement by virtue of its acquisition of WNRL thereunder:

None. The environmental indemnification provisions in Article VI of the Sponsor Equity Restructuring Agreement dated August 13, 2017 (“SERA”) between Andeavor, Andeavor Logistics LP and Tesoro Logistics GP, LLC supersede in their entirety the environmental indemnification provisions of Article III of the Fourth Amended and Restated Omnibus Agreement, other than Section 3.5(b), and shall be the exclusive provisions for all indemnification obligations relating to the subject matter of the indemnities so provided in Article VI of the SERA.

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Schedule III

Pending Litigation

For Initial Contribution Agreement listed on Schedule VII:

None.

For Amorco Contribution Agreement listed on Schedule VII:

None.

For Long Beach Contribution Agreement listed on Schedule VII:

None.

For Anacortes Rail Facility Contribution Agreement listed on Schedule VII:

None.

For BP Carson Tranche 1 Contribution Agreement listed on Schedule VII:

None.

For BP Carson Tranche 2 Contribution Agreement listed on Schedule VII:

None.

For West Coast Assets Contribution Agreement listed on Schedule VII:

None.

For 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII:

None.

For 2016 Alaska Assets Contribution Agreement listed on Schedule VII:

KENAI TANKAGE: None.

ANCHORAGE AND FAIRBANKS TERMINALS: None.

For Martinez Assets Contribution Agreement listed on Schedule VII:

None.

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Fourth Amended and Restated Omnibus Agreement

For Assets owned by WNRL on the Closing Date of the Merger Agreement and acquired by the Partnership pursuant to the Merger Agreement by virtue of its acquisition of WNRL thereunder:

The Additional Indemnification provisions in Article VI of SERA supersede in their entirety the indemnification provisions of Section 3.5(a) of the Fourth Amended and Restated Omnibus Agreement, and shall be the exclusive provisions for all indemnification obligations relating to the subject matter of the indemnities so provided in of Section 3.5(a) of the Fourth Amended and Restated Omnibus Agreement.

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Fourth Amended and Restated Omnibus Agreement

Schedule IV

Section 4.1(a): General and Administrative Services

(1)	Executive management services of Andeavor employees who devote less than 50% of their business time to the business and affairs of the Partnership, including stock based compensation expense

(2)	Financial and administrative services (including, but not limited to, treasury and accounting)

(3)	Information technology services

(4)	Legal services

(5)	Health, safety and environmental services

(6)	Human resources services

Section 4.1(c)(vii): Other Reimbursable Expenses

For Initial Contribution Agreement listed on Schedule VII:

None.

For Amorco Contribution Agreement listed on Schedule VII:

None.

For Long Beach Contribution Agreement listed on Schedule VII:

None.

For Anacortes Rail Facility Contribution Agreement listed on Schedule VII:

None.

For BP Carson Tranche 1 Contribution Agreement listed on Schedule VII:

None.

For BP Carson Tranche 2 Contribution Agreement listed on Schedule VII:

None.

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Fourth Amended and Restated Omnibus Agreement

For West Coast Assets Contribution Agreement listed on Schedule VII:

None.

For 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII:

None.

For 2016 Alaska Assets Contribution Agreement listed on Schedule VII:

KENAI TANKAGE: None.

ANCHORAGE AND FAIRBANKS TERMINALS: None.

For Martinez Assets Contribution Agreement listed on Schedule VII:

None.

For Assets owned by WNRL on the Closing Date of the Merger Agreement and acquired by the Partnership pursuant to the Merger Agreement by virtue of its acquisition of WNRL thereunder:

None

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Fourth Amended and Restated Omnibus Agreement

Schedule V

ROFO Assets

Asset	Owner

Nikiski Dock and Storage Facility (Nikiski, Alaska)

A single-berth dock and storage facility located at the Kenai Refinery that includes five crude oil storage tanks with a combined capacity of approximately 930,000 barrels, ballast water treatment capability and associated pipelines, pumps and metering stations. The dock and storage facility receives crude oil from marine tankers and from local production fields via pipeline and truck, and also delivers refined products from the refinery to marine vessels.

Tesoro Alaska

Jal NGL Terminal (Lea County, New Mexico)

A terminal that receives, stores, and ships various light hydrocarbon products or natural gas liquids (“NGLs”) via truck, rail, and pipeline. Primary storage at the Jal NGL Terminal consists of four large NGL storage caverns, with combined storage capacity of approximately 562,000 barrels, that are connected to the Enterprise Products Partners L.P. (“Enterprise”) MAPL system connecting NGL hubs at Conway, Kansas and Mt. Belvieu, Texas. Brine ponds are available on site to support product movement in and out of the storage caverns. The terminal also includes 17 storage tanks with a combined shell storage capacity of approximately 15,000 barrels, and loading and unloading capacity of up to 6,000 bpd, utilizing either a three-bay truck rack or a rail loading facility located on the Texas-New Mexico Railroad that has 16 loading spots.

Western Refining Company, LP

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Schedule VI

Existing Capital and Expense Projects

For Initial Contribution Agreement listed on Schedule VII:

Expense Projects

None.

Capital Projects

1. That certain project related to AFE # 102120001, which provides for side stream ethanol blending into all gasoline at the Salt Lake City terminal by adding truck ethanol unloading capability, utilizing the existing premium day tank for ethanol and delivering premium direct from the Salt Lake City refinery tankage. New ethanol truck unloading facilities will be installed. New Pumps will also be installed for delivering higher volumes of premium gasoline from the Salt Lake City refinery to the Salt Lake City terminal. An ethanol injection skid will be installed along with piping changing to the existing Salt Lake City terminal to allow the ethanol to be injected in the gasoline stream. This project has been completed.

2. That certain project AFE# 112120005 at the Mandan refinery, to update additive equipment to allow the offering of Shell additized gasoline. This project has been completed.

3. That certain project related to AFE # 107120005, which provides for ratio ethanol blending into gasoline on the rack at the Burley, Idaho Terminal by adding truck ethanol unloading capability, adding tankage for ethanol storage and installing new ethanol meters associated with each gasoline loading arm. New ethanol truck unloading facilities will also be installed.

4. That certain project AFE# 104100015-M at the Mandan refinery, to update the truck rack sprinkler system. This project has been completed.

5. That certain project number AFE# 122120002 (TCM Idea# 2010113017) at the Mandan refinery, to upgrade the rack blending hydraulic system to reduce/eliminate inaccurate blends at the load rack.

6. That certain project number TCM Idea # 2011433001 at the Mandan refinery, to move the JP8 to new bay and have three bays for loading product across the rack. This project has been cancelled.

7. That certain project number TCM Idea # 2011432602 at the Stockton terminal, install a continuous vapor emission monitor on the vapor recovery unit for compliance with air quality regulations.

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Fourth Amended and Restated Omnibus Agreement

For Amorco Contribution Agreement listed on Schedule VII:

Expense Projects

All major expense projects that are within the scope of open Work Orders as of the applicable Closing Date.

Capital Projects

1. That certain project related to AFE# 097100014 and AFE# 107100014 at the Amorco terminal, which provide repairs and upgrades to the wharf regarding MOTEMS standards.

2. That certain project related to AFE# 112100001 at the Amorco terminal, which installs a jet mixer system for crude lab testing.

For Long Beach Contribution Agreement listed on Schedule VII:

Expense Projects

1. Any cost that may be incurred to adjust diesel fuel tank vents near light fixtures after a review is conducted and if action is deemed necessary.

2. Costs related to substantial repair or replacement project scheduled for 2012 and 2013 for the pipeline segments in the portion of the Southern California Edison right-of-way area immediately adjacent to the marine terminal to address corrosion, and include IO# 3021407 titled “SCA.Wilmington Edison Reroute” and IO# 3021749 titled “SCA.Edison Reroute 24 inch, 16 inch, 14 inch”.

Capital Projects

1. That certain project related to AFE# 072104079LBT titled “UG Piping – LBT” related to underground pipeline repairs at the Terminal. In addition, any subsequent new projects to address the same specific under-ground piping issues per AFE# 072104079LBT (i.e. a second phase UG Piping project) that would occur on or before the end of year 2015.

2. That certain project related to the TCM Idea# 2012433432 AFE# 125120020 titled “LBT Berth 84a Loading Arm Replacement” which repairs or replaces the loading arms at the Terminal and any related AFE project that will occur upon final project approval to substantially repair or replace the loading arms at the Terminal.

3. That certain project related to the TCM Idea# 2012433433 AFE# 125120021 titled “LBT Berth 86 Loading Arm Replacement” which repairs or replaces the loading arms at the Terminal and any related AFE project that will occur upon final project approval to substantially repair or replace the loading arms at the Terminal.

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4. Any remaining costs of those certain projects related to the leak detection on the Terminal and Terminal Pipelines which are substantially complete and include AFE# 107110002, AFE# 117110001, AFE# 117110003, AFE# 117110002, and AFE# 125120002.

For Anacortes Rail Facility Contribution Agreement listed on Schedule VII:

Expense Projects

None.

Capital Projects

Any capital costs or expenses that may be incurred for the installation of a custody transfer meter related to the AFE# 125120017 titled “CROF Custody Transfer Meter and Station”.

For BP Carson Tranche 1 Contribution Agreement listed on Schedule VII:

Expense Projects

Expenses associated with the API 653 internal inspection, the Carson Crude Terminal Tank 401 (AFE# 13E1219120001BP/WBS 19125.E012.975) scheduled to start in November 2013, including without limitation, cleaning of such Tank (including any waste removal) and any repairs to such Tank required as a result of such inspection.

Capital Projects

None.

For BP Carson Tranche 2 Contribution Agreement listed on Schedule VII:

Expense Projects

1. All 2013 and 2014 costs related to AFE# 136104215BP-M (PRISM ID 32503) for a partial replacement of Rhodia Sulfuric Acid Line 29 will be reimbursed by TRMC to cover the 2014 expenditure of $1.1 million for line neutralization, the pig run and tie-ins. Subject to confirmation with the refinery on exact outage dates, the bulk of this cost will be incurred in March and April.

2. All 2013 costs or 2013 carry-over costs related to AFE# 13E1012000002BP-M12 & 13E1012000002BP-M5 PRISM ID 32518 (under the 2013 AFE # 13E1012000002BP) for the Manual Entry Corrosion Program at Terminal 2 will be reimbursed by TRMC. All 2014 costs will be covered by the Partnership’s 2013 budget.

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3. All remaining 2013 inspection and repair costs related to AFE# 13E1012000002BP-M2 (PRISM ID 32549) associated with the Marine Terminal 2 – TK 218 – API 653 Internal Inspection only (not including repairs at this point) will be reimbursed by TRMC. TRMC shall review and approve the tank repair scope and review inspection reports to prevent unnecessary upgrades or “urban renewal.”

4. All remaining 2013 inspection and repair costs related to AFE# 13E1212000001-M (PRISM ID 31418) associated with the Marine Terminal 2 – TK 205 – API 653 Internal Inspection only (not including repairs at this point) will be reimbursed by TRMC. TRMC shall review and approve the tank repair scope and review inspection reports to prevent unnecessary upgrades or “urban renewal.”

5. Remaining expenses related to AFE# 13E1179000001-M (PRISM ID 32040) to upgrade PLC systems in the LA Basin will be reimbursed by TRMC.

6. All remaining 2013 inspection and repair costs related to AFE# 13E1212000002-M (PRISM ID 31419) associated with the Marine Terminal 2 – TK 217 – API 653 Internal Inspection only (not including repairs at this point) will be reimbursed by TRMC. TRMC shall review and approve the tank repair scope and review inspection reports to prevent unnecessary upgrades or “urban renewal.”

7. All remaining expenses related to AFE# 136104222BP-M (PRISM ID 32556) associated with the Pipeline OQ Verification will be reimbursed by TRMC.

8. All remaining 2013 inspection and repair costs related to AFE# 13E1012000006-M (PRISM ID 31409) associated with the Carson Products – TK VH1 – API 653 Inspection only (not including repairs at this point) will be reimbursed by TRMC. TRMC shall review and approve the tank repair scope and review inspection reports to prevent unnecessary upgrades or “urban renewal.

Capital Projects

1. Maintenance capital expenditures related to that certain AFE# 136104194BP-M (PRISM ID 32480) at Terminal 2 to replace all fire water piping at Berths 76, 77 and 78 areas of Terminal 2 in Long Beach, CA with new piping. This project will also replace all associated valves, fixtures, monitors, and fire-fighting accessories.

2. Maintenance capital expenditures related to that certain TCM Idea# 2013434229 (PRISM ID 25829) at Terminal 2 to replace the existing bladder type foam tank with two atmospheric tanks and foam skids located at either end of the facility along with new piping to support the installation.

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3. Maintenance capital expenditures related to that certain TCM Idea# 2013434243 (PRISM ID 20054) at Terminal 2 to replace the existing loading arms at T2’s Berth 77 and 78. The current parts are so old that they are no longer readily available, so in order to properly maintain this equipment to minimize down-time for repairs, these arms should be replaced with the newest models.

4. All capital expenditures related to that certain AFE# 136104077BP-M (PRISM ID 32481) for MOTEMS dock side piping upgrades at Terminal 2.

5. Maintenance capital expenditures related to that certain AFE# 145120008 (PRISM ID 32560) at Terminal 2 to replace the main 12kV electrical switchgear that experienced electrical damage due to several factors: nearing its equipment service life, component degradation, exposure to the elements. The main copper busbar component of the switchgear was recently replaced and dipped in epoxy coating. However, during the repairs, cracks on the insulation of the main horizontal operating bus were discovered. The exterior enclosure is slowly showing signs of corrosion and the glastic insulation materials are degrading.

6. Upon TRMC’s approval to complete the following projects, all capital costs incurred to connect the Los Angeles Wilmington and Carson refinery systems, as well as the crude and product pipeline systems: TCM Idea# 2013434786, AFE# 132110022-M (TCM Idea# 2013434419), TCM Idea# 2013434788, AFE# 132110023-M (TCM Idea# 2013434417), AFE# 132110025-M (TCM Idea# 2013434418), AFE# 132110030-M (TCM Idea# 2013434420), AFE# 132110031-M (TCM Idea# 2013434784), TCM Idea# 2013434785 and AFE# 132110026 (TCM Idea# 2013434137).

7. Upon TRMC’s approval to complete the project, all capital costs related to the project at Terminal 2 targeted to reduce Andeavor’s demurrage cost due to barge delivered additive alternative, under AFE# 132110024-M (TCM Idea# 2013434220).

8. All capital costs related to AFE# 131907046, the implementation of an equivalent solution using Andeavor ECC 6 MOC module, including necessary configuration changes and customization of interfaces to be completed and executed in line with other transformation projects identified as part of integrating other BP assets such as TMS5 to DTN Guardian3, Load Tracker, etc. in the Logistics area.

9. All capital costs related to AFE# 131907047. As a part of the BP Carson Tranche 1 Contribution Agreement, Andeavor acquired Maximo, i-Maintain, Maximo Mobile and Primavera. These applications are used for scheduling and managing routine maintenance tasks and planning capital projects (Primavera). These business functions will be transitioned to SAP PM (using GWOS) and a TSO instance of Primavera. This initiative should be performed in line with Maximo to SAP PM transformation project and with other logistics and refining projects.

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Fourth Amended and Restated Omnibus Agreement

10. All capital costs related to AFE# 131907045. This project, in conjunction with Andeavor’s acquisition of the BP Carson City Refinery, is designed to transition and successfully integrate the Southwest’s Logistics Mechanical Integrity Inspection System Information Technology assets into the Andeavor Information Technology application landscape.

For West Coast Assets Contribution Agreement listed on Schedule VII:

Expense Projects

1. Nikiski Terminal. Tesoro Alaska shall reimburse the Partnership Group for any costs or expenses incurred by the Partnership Group to reinstate water supply to the Operating Company’s Nikiski Terminal in connection with the water suppression system.

2. Anacortes Light Ends Rail Facility. TRMC shall reimburse the Partnership Group for any costs and expenses incurred by the Partnership Group:

•	to determine the adequacy of fire water at the facility;

•	with respect to any modifications needed to be made to fire water system to provide adequate fire water; and

•	for relocation of the knockout drum, if relocation is required.

3. Anacortes Storage Facility

• TRMC shall reimburse the Partnership Group for any costs and expenses incurred by the Partnership Group to restore Tank 135 to API 653 specifications. TRMC shall be deemed to be the generator of all hazardous waste and other waste removed from Tank 135 in connection with such cleaning and restoration and shall be responsible for all obligations arising as the generator of such hazardous waste and other waste.

• TRMC shall reimburse the Partnership Group for any costs and expenses incurred by the Partnership Group for decommissioning and repair of sewer lines for Tanks 165 and 166.

4. Martinez Light Ends Rail Facility. TRMC shall reimburse the Partnership Group for any costs and expenses incurred by the Partnership Group:

•	to determine the adequacy of fire water at the facility; and

•	with respect to any modifications needed to be made to fire water system to provide adequate fire water.

5. Martinez Clean Products Truck Rack. TRMC shall reimburse the Partnership Group for any costs and expenses incurred by the Partnership Group:

•	if required to supplement data currently available in the baseline inspections records in order to properly document corrosion, to carry out new tank corrosion inspections on Tanks 777, 778 and 890, as well as any repairs resulting from such inspections to meet API 653 standards; and

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•	with respect to Tank 777, the tank berm size and tank proximity evaluation scheduled to completed by year-end 2014, as well as any required adjustments resulting therefrom.

6. Martinez Light Ends Storage. If required to supplement data currently available in the baseline inspection records in order to properly document pipe integrity, TRMC shall reimburse the Partnership Group for any costs and expenses incurred by the Partnership Group for inspections and analyses conducted to confirm baseline pipe integrity by year-end 2014, as well as any repairs arising from defects identified through such inspections.

7. Tesoro Alaska Pipeline

• Andeavor shall reimburse the Partnership Group for any costs or expenses incurred by the Partnership Group to carry out the repairs and tests identified in the Coffman Engineers report dated May 8, 2014, including the planned hydro-test in 2015 and any resulting repairs therefrom.

• Andeavor shall reimburse the Partnership Group for any costs or expenses incurred by the Partnership Group to carry out repairs identified pursuant to the inspection on the Tesoro Alaska Pipeline as a result of the inspection scheduled to begin June 30, 2014.

Capital Projects

Martinez Capital Projects

1. All capital costs related to AFE# 127100012 – Design, procure, and install Biodiesel Blending Facility at existing Martinez Tract 3 Truck Loading Rack.

2. All capital costs related to AFE# 132100017 – Martinez gasoline loading rack filtration.

3. All capital costs related to AFE# TBD regarding Fall Protection for Top Loading Tank Cars and Trucks.

4. All capital costs related to AFE# 132100017 regarding the installation of a new Tract 3 Gasoline Loading Rack Filtration System to replace the existing rental units.

5. All capital costs related to AFE# PTS 12475 regarding LPG Tank Car Loading Rack Improvements.

6. All capital costs related to AFE# TBD regarding the installation of a system to add ExxonMobil additives to gasoline at the Tr. 3 truck loading rack.

7. All capital costs related to AFE# 145110009 regarding the implementation of Tesoro Alaska Pipeline mainline delivery strainer.

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Alaska Capital Projects

1. All capital costs related to AFE# 125100055 – Additive reservoir tank and pumping system for the Nikiski Terminal truck loading rack.

2. All capital costs related to AFE# 125110005 – Fabrication and installation of a skid-mounted clay treatment system at the Tesoro Alaska Pipeline Port of Anchorage delivery facility.

3. All capital costs related to AFE# 125110007 – Provision of inline strainers upstream of the Kenai Pump station pipeline pumps and upstream of the Anchorage receiving station control valve.

4. All capital costs related to AFE# 124100034 – Purchase and installation of (5) IP CCTV Cameras, and security video monitoring station for Tesoro Alaska Pipeline Anchorage control room (located at the Port of Anchorage Industrial Park), MLV 7 on Northern Lights Blvd, and the ASIG Filter Building located at Ted Stevens International Airport.

5. All capital costs related to AFE# 145110002 regarding the installation of semi-deep cathodic protection wells, a new rectifier and electrical service at the Tesoro Alaska Pipeline.

6. All capital costs related to AFE# 124100030 regarding new CCTV monitoring system at the Nikiski Terminal.

7. All capital costs related to AFE# 145120005 regarding a new cathodic protection anode bed and rectifier for the Nikiski Terminal.

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For 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII:

Capital Projects

TRMC shall reimburse the Partnership Group for:

1. Upon mutual consent on project scope between TRMC and the Partnership, TRMC shall reimburse the Partnership Group for all capital costs incurred for the execution of the following piping systems projects: AFE# 136104160BP (TCM Idea# 2013218160), TCM Idea# 2013212538, TCM idea# 2013212540 and TCM Idea# 2013212539. For any such projects listed above in this section 1 that are required to maintain safe operation of the Assets, the Partnership shall determine the final project scope in its sole discretion.

2. Upon mutual consent on project scope between TRMC and the Partnership, TRMC shall reimburse the Partnership Group for all capital costs incurred for the execution of the following instrumentation and control projects: AFE# 154100014 (TCM Idea# 2014217001), TCM Idea #2014217008, AFE# 136104169BP (TCM Idea# 2013218169), AFE# 136104190BP (TCM Idea# 2013218190), TCM Idea# 2013212558, and TCM Idea # 2014217023. For any such projects listed above in this section 2 that are required to maintain safe operation of the Assets, the Partnership shall determine the final project scope in its sole discretion.

3. Upon mutual consent on project scope between TRMC and the Partnership, TRMC shall reimburse the Partnership Group for all capital costs incurred for the execution of the following tank improvements: TCM Idea# 2014217135 (tk 56), TCM Idea# 2013212585 (tk 1), TCM Idea# 2014217132 (tk 90), TCM Idea# 2014217133 (tk 11), TCM Idea# 2013212575 (tk 34), TCM Idea # 2013212587 (tk 35), TCM Idea# 2013212588 (tk 10), TCM Idea# 2013212589 (tk 58), TCM Idea# 2013212592 (tk 39), TCM Idea# 2013212593 (tk 968), TCM Idea# 2013212595 (tk 60), TCM Idea# 2013212596 (tk 69), TCM Idea # 2013212597 (tk 57), TCM Idea# 2013212599 (tk 51). For any such projects listed above in this section 3 that are required to maintain safe operation of the Assets, the Partnership shall determine the final project scope in its sole discretion.

4. All capital costs related to the repair or replacement of brick structure piping supports, with the scope of repairs to be developed in 2016 and the execution of such repairs to be completed in 2017.

5. All capital costs related to the upgrade or replacement of the cathodic protection system for the tanks as identified through a cathodic protection assessment to be completed prior to year end 2016. An action plan will be developed to address recommendations identified through the assessment. The program is expected to commence in 2016 and will be executed over a 4-year period.

6. All capital costs related to the multi-phase upgrade or replacement of tank level measurement and transmitter instruments, upon mutual consent of TRMC and the Partnership of the scope for the multi-year project. Notwithstanding the foregoing, the Partnership in its

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sole discretion shall determine the final scope of any element of the tank level instrument upgrade project required to maintain safe operation of the Assets. TRMC’s reimbursement to the Partnership Group for capital costs incurred during the Term to complete the tank level instrument upgrade or replacement project shall not exceed $15,000,000 in the aggregate.

Expense Projects

1. With respect to the Remaining Pipeline 88 Interest (as defined in the 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII), TRMC shall reimburse the Partnership for any costs and expenses associated with curing any anomalies identified by the August 2015 in-line inspection thereof.

2. With respect to the Tankage (as defined in the 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII), as well as the land on which such Tankage is located, TRMC shall reimburse the Partnership for any costs and expenses associated with any liabilities, costs and expenses that might be imposed upon the Partnership as operator of the Tankage and which relate to the environmental condition of the land on which the Tankage is located and surrounding lands, including but not limited to any government-imposed fines or remediation costs and natural resource damages, but excluding (i) any liabilities, costs and expenses that arise from any releases or discharges of hydrocarbons or other substances from the Tankage after the date hereof or (ii) any liabilities, costs and expenses that arise from negligent acts or omissions or willful misconduct of the Partnership and its agents, contractors and representatives.

3. Until the later of (i) November 12, 2020 or (ii) the completion of any repairs identified by any applicable non-invasive or external inspections that occurred prior to such date, TRMC shall reimburse the Partnership Group for any costs and expenses incurred by the Partnership Group to restore any tank included in the 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII to API 653 or API 510 specifications that are identified through the Partnership Group’s non-invasive or external inspections.

4. During the term (including any extension thereof) of the Carson II Storage Services Agreement, dated as of November 12, 2015, by and among TRMC, the General Partner, the Partnership and the Operating Company (the “Carson II Storage Agreement”), TRMC shall reimburse the Partnership Group for any costs and expenses incurred by the Partnership Group to restore any tank included in the 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII to API 653 or API 510 specifications, as determined by the results of the first scheduled internal inspection of any such tank after the date hereof (the “First Internal Inspection”). TRMC shall be deemed to be the generator of all hazardous waste and other waste removed from any such tanks in connection with such cleaning and restoration and shall be responsible for all obligations arising as the generator of such hazardous waste and other waste.

a)	TRMC and the Operating Company shall mutually agree on the inspection schedule and the duration of such inspections so as to minimize disruption within the Wilmington and Carson refinery systems, with TRMC having the right to approve the final inspection schedule.

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b)	If TRMC fails to renew the Carson II Storage Services Agreement, prior to November 12, 2022, in accordance with the terms thereof, the Partnership Group may elect to accelerate API 653 or API 510 inspections prior to the expiration of the Carson II Storage Agreement.

5. Notwithstanding Sections 3 and 4 above, the parties agree that the following tanks included in the 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII have been inspected, cleaned, and repaired to ensure compliance with API 653 or API 510 standards within the 24 months prior to the date of that Contribution Agreement, and are excluded from the reimbursement requirements listed above unless such actions fail to meet such compliance standards due to the negligence of TRMC:

Tank Number	Year of Last Inspection
53	2013
87	2013
41	2013
4	2013
88	2013
5	2013
24	2013
325	2013
326	2013
45	2014
65	2014
89	2014
276	2014
289	2014
303	2014
340	2014
50	2014
302	2014
138	2014
139	2014
289	2015
65	2015
969	2015
40	2015
955	2015
194	2015

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For 2016 Alaska Assets Contribution Agreement listed on Schedule VII:

KENAI TANKAGE:

Capital Projects

TAC shall reimburse the Partnership Group for:

1.	Upon mutual consent on project scope between TAC and the Partnership, TAC shall reimburse the Partnership Group for all capital costs incurred for the execution of the following instrumentation and control projects: AFE# 2012217023 (TCM Idea# 137100002), TCM Idea# 2014216018, TCM Idea# 2007002425. For any such projects listed above in this section 1 that are required to maintain safe operation of the Assets, the Partnership shall determine the final project scope in its sole discretion.

2.	All capital costs related to the assessment and upgrade or replacement of tank level measurement and transmitter instruments, upon mutual consent of TAC and the Partnership of the scope for the multi-year project. Notwithstanding the foregoing, the Partnership in its sole discretion shall determine the final scope of any element of the tank level instrument upgrade project required to maintain safe operation of the Assets.

3.	All capital costs related to installation of tank liners during first API 653 inspection cycle to bring each tank into conformance with Alaska Department of Environmental Conversation standards.

4.	All capital costs related to the assessment and necessary upgrades of cathodic protection system including:

•	Additional anode ground beds

•	Additional surface distributed anodes

•	Additional amperes of cathodic protection for on-grade storage tanks

•	Under tank monitoring systems

The program is expected to commence in 2016 and will be executed over a 3-year period.

5.	All capital costs related to internal inspection, assessment and repair of Tank 11 internal floating roof.

Expense Projects

1.	The parties agree that Tank 37 included in the Alaska Assets Contribution Agreement listed on Schedule VII have been inspected, cleaned, and repaired to ensure compliance with API 653 or API 510 standards within the 24 months prior to the date hereof, and are excluded from the reimbursement requirements listed above unless such actions fail to meet such compliance standards due to the negligence of TAC.

2.	Any costs or expenses related to:

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•	Completion of pressure relief documentation, expected to be complete by year-end 2016.

•	Completion of area classification plans per NEC 500.4, expected to be complete by year-end 2017.

ANCHORAGE AND FAIRBANKS TERMINALS:

Capital Projects

TAC shall reimburse the Partnership Group for:

1.	All capital costs related to:

a)	Anchorage Terminal

•	Installation of permanent fire water pipeline supports with proper coating; expected to be complete by year-end 2017.

•	Assessment, evaluation and potential replacement of two deep anode ground beds (No. 2 and No. 5); expected to be completed within cathodic protection program by year-end 2018.

•	Installation of third tank floor on Tank 4236 with either new cathodic protection system or an El Segundo system; expected to be complete by year-end 2020.

•	Assessment and upgrades to add access platforms and roof protection to east side filter vessels; expected to be complete by year-end 2017.

b)	Fairbanks Terminal

•	Assessment, evaluation and potential replacement of two deep anode ground beds and installation of two new rectifiers to allow ground beds to be operated independently; expected to be completed within cathodic protection program by year-end 2018.

Expense Projects

1.	Any costs or expenses related to:

a.	Anchorage Terminal

•	Inspection and assessment of buried product pipeline; expected to be complete by year-end 2017.

•	Assessment of manual operation of rail car sump tankage; expected to be complete by year-end 2017.

b.	Fairbanks Terminal – Any costs or expenses related to:

•	Arc flash assessment; expected to be complete by year-end 2017.

Relief valve sizing and selection assessment; expected to be complete by year-end 2017.

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For Martinez Assets Contribution Agreement listed on Schedule VII:

Capital Projects

TRMC shall reimburse the Partnership Group for:

1. Upon mutual consent on project scope between TRMC and the Partnership, TRMC shall reimburse the Partnership Group for all capital costs incurred for the execution of the following secondary containment projects identified for Tract 3 and Tract 6: AFE# 127100010 (TCM Idea# 2007000713), TCM Idea# 2012211027. In addition, TRMC shall reimburse the Partnership for any additional capital costs or expenses that are associated with the regulatory mandated validation of secondary containment volumes for the Spill Prevention Controls and Countermeasures Plan. For any such projects listed above in this section 1 that are required to maintain safe operation and compliance of the Assets, the Partnership shall determine the final project scope in its sole discretion.

2. Upon mutual consent on project scope between TRMC and the Partnership, TRMC shall reimburse the Partnership Group for all capital costs incurred for the execution of the following tank repairs, improvements and new build projects: AFE# 152100015 (TCM Idea# 2007000694), TCM Idea# 2007000701, TCM Idea# 2009001043, TCM Idea# 2012211055, TCM Idea# 2012211056, TCM Idea# 2012211080, TCM Idea# 2012211082, TCM Idea# 2013211049, TCM Idea# 2013211073, TCM Idea# 2014211011, TCM Idea# 2014211038, TCM Idea# 2014211040. For any such projects listed above in this section 2 that are required to maintain safe operation and compliance of the Assets, the Partnership shall determine the final project scope in its sole discretion.

3. Upon mutual consent on project scope between TRMC and the Partnership, TRMC shall reimburse the Partnership Group for all capital costs incurred for the execution of the Avon Warf Upgrade project (MOTEMS), AFE# 077100030 (TCM Idea# 2007001314), and the Avon Wharf Pipeline Surge Protection project, AFE # 154100001 (TCM Idea # 2012211075). In addition, TRMC shall reimburse the Partnership for any additional capital costs or expenses that are determined to be required to bring the Avon Wharf into compliance with MOTEMS at the time of the commencement of service of the replacement Wharf, but not for future MOTEMS that may be imposed after the replacement Wharf is approved and permitted for operation. For any such projects listed above in this section 3 that are required to maintain safe operation and compliance of the Assets, the Partnership shall determine the final project scope in its sole discretion.

4. Upon mutual consent on project scope between TRMC and the Partnership, TRMC shall reimburse the Partnership Group for all capital costs incurred for the execution of the following miscellaneous projects: TCM Idea# 2007001600, TCM Idea# 2014211008. For any such projects listed above in this section 4 that are required to maintain safe operation of the Assets, the Partnership shall determine the final project scope in its sole discretion.

5. All capital costs related to the replacement and associated initial permitting requirements of the Marine Vapor Control System.

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6. All capital costs related to the upgrade or replacement of the cathodic protection system for the tanks as identified through a cathodic protection assessment. An action plan will be developed to address recommendations identified through the assessment. The program is expected to commence in 2017 and will be executed over a 4-year period.

7. All capital costs and expenses that may be associated with the Asset Retirement Obligations with respect to the existing Avon Wharf and its berths (but not including any future costs of demolition and retirement of the structures on the replacement Wharf now being constructed).

8. All capital costs and expenses that may be associated with the removal of abandoned pipelines in the Licensed Premises, but only to the extent that such abandoned pipelines have never been used to provide services under the Martinez Storage Services Agreement and such pipelines are then required to be removed pursuant to applicable law, regulation or governmental order.

9. All capital costs and expenses related to the Getty pipeline thermal expansion assessment and potential relocation of the pipeline above ground, per refinery inspection recommendation.

10. All capital costs and expenses related to the assessment and potential repairs to underground storm water piping.

Expense Projects

1. The parties agree that the following tanks included in the Martinez Tankage Contribution Agreement listed on Schedule VII have been inspected, cleaned, and repaired to ensure compliance with API 653 or API 510 standards within the 24 months prior to the date of that Contribution Agreement, or the next scheduled tank inspection falls beyond the year 2036, and such tanks are excluded from the reimbursement requirements listed in Section 5.1(a) of this Agreement, unless such actions fail to meet such compliance standards due to the negligence of TRMC.

Tank Number
026
258
517
601
612
641
690
701
702
709
710
711

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For Assets owned by Western Refining, Inc. and Western Refining Logistics LP and their subsidiaries prior to the Closing Date of the Merger Agreement and acquired by the Partnership pursuant to the Merger Agreement by virtue of its acquisition of WNRL thereunder:

None, except as provided under the SERA, which and shall be the exclusive provisions for all such matters provided in the SERA.

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Schedule VII

Contribution Agreements, Other Transactions and Applicable Terms

Initial Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement, dated as April 26, 2011, among the Partnership, the General Partner, the Operating Company, Andeavor, Tesoro Alaska, TRMC and Tesoro High Plains Pipeline Company LLC	April 26, 2011	April 26, 2013	April 26, 2016	TRMC and Tesoro Alaska	TRMC	April 26, 2021	Yes

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Amorco Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement dated as of April 1, 2012, among the Partnership, the General Partner, the Operating Company, Tesoro and TRMC	April 1, 2012	April 1, 2014	April 1, 2017	TRMC	TRMC	April 1, 2022	Yes

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Long Beach Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement executed as of September 14, 2012, among the Partnership, the General Partner, the Operating Company, Andeavor and TRMC	Execution Date is September 14, 2012, and various Effective Times are upon receipt of the Long Beach Approval, the CDFG Approval and the Other Approvals as set forth in the agreement, as applicable	September 14, 2014	September 14, 2017	TRMC	TRMC	September 14, 2022	Yes

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Anacortes Rail Facility Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement executed as of November 15, 2012, among the Partnership, the General Partner, the Operating Company, Andeavor and TRMC	November 15, 2012	November 15, 2014	November 15, 2017	TRMC	TRMC	November 15, 2022	No

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BP Carson Tranche 1 Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement executed as of May 17, 2013, among the Partnership, the General Partner, the Operating Company, Andeavor and TRMC	June 1, 2013	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	No

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BP Carson Tranche 2 Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement executed as of November 18, 2013, among the Partnership, the General Partner, the Operating Company, Andeavor, TRMC and Carson Cogeneration Company	December 6, 2013	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	No

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West Coast Assets Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement executed as of June 23, 2014, among the Partnership, the General Partner, the Operating Company, Tesoro Logistics Pipelines LLC, Andeavor, TRMC and Tesoro Alaska	First Closing Date: July 1, 2014 Second Closing Date has the meaning set forth in the Contribution Agreement	The second (2nd) anniversary of the First Closing Date or the Second Closing Date, as applicable	With respect to Section 3.1(a): Not applicable With respect to Section 3.2: The fifth (5th) anniversary of the First Closing Date or the Second Closing Date, as applicable	Andeavor, TRMC, Tesoro Alaska	Andeavor, TRMC, Tesoro Alaska	The tenth (10th) anniversary of the First Closing Date or the Second Closing Date, as applicable.	Yes

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2015 Line 88 and Carson Tankage Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement effective as of November 12, 2015, among the Partnership, the General Partner, the Operating Company, Tesoro SoCal Pipeline Company LLC, Andeavor, TRMC and Carson Cogeneration Company	November 12, 2015	November 12, 2017	November 12, 2020	Andeavor, TRMC, Carson Cogen	Andeavor, TRMC, Carson Cogen	November 12, 2025	Yes

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2016 Alaska Assets Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement effective as of July 1, 2016, among the Partnership, the General Partner, the Operating Company, Tesoro Alaska Company LLC, and Andeavor KENAI TANKAGE	July 1, 2016	July 1, 2018	July 1, 2021	Tesoro Alaska Company LLC	Not applicable	July 1, 2026	Yes

Contribution, Conveyance and Assumption Agreement effective as of July 1, 2016, among the Partnership, the General Partner, the Operating Company, Tesoro Alaska Company LLC, and Andeavor

ANCHORAGE AND

FAIRBANKS TERMINALS

	September 16, 2016	September 16, 2018	September 16, 2023	Tesoro Alaska Company LLC	Not applicable	September 16, 2026	Yes

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Martinez Assets Contribution Agreement

Contribution Agreement	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
Contribution, Conveyance and Assumption Agreement effective as of November 21, 2016, among the Partnership, the General Partner, the Operating Company, TRMC and Andeavor	November 21, 2016	November 21, 2018	November 21, 2021	TRMC	Not applicable	November 21, 2026	Yes

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For Assets owned by Western Refining, Inc. and Western Refining Logistics LP and their subsidiaries prior to the Closing Date of the Merger Agreement and acquired by the Partnership pursuant to the Merger Agreement by virtue of its acquisition of WNRL thereunder:

Pre-Merger Agreement WNRL Assets	Closing Date	First Deadline Date	Second Deadline Date	Andeavor Indemnifying Parties	Andeavor Indemnified Parties	Third Deadline Date	Omnibus Section 5.1(b) Applies
For Assets owned by WNRL on the Closing Date of the Merger Agreement and acquired by the Partnership pursuant to the Merger Agreement by virtue of its acquisition of WNRL thereunder	October 30, 2017	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	No

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Schedule VIII

Administrative Fee and Indemnification Deductibles

Monthly Administrative Fee

$1,083,333

Annual Environmental Deductible

$800,000

Annual ROW Deductible

$800,000

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Schedule IX

Special Indemnification Provisions

For Initial Contribution Agreement listed on Schedule VII:

None.

For Amorco Contribution Agreement listed on Schedule VII:

Addition to Right of Way Indemnification. As of the Closing Date for the Amorco Contribution Agreement, TRMC shall own the leasehold rights in the “Wharf Lease” issued by the California State Lands Commission and the easements, rights of way and permits for the “SHPL,” all as defined in the Amorco Contribution Agreement, and the Partnership Group shall provide operational, maintenance and management services with respect to such Assets pursuant to the MTUTA. Title to Wharf Lease rights and the SHPL are scheduled to be contributed to the Partnership Group at a later date, as set forth in the Amorco Contribution Agreement. The Right of Way Indemnification set forth in Section 3.2 herein applies to the extent that a Loss arises with respect to a Partnership Group Member’s interests under the MTUTA before title to such Assets is contributed to the Partnership Group Member or with respect to a Partnership Group Member’s failure to become the owner of such valid and indefeasible easement rights or fee ownership or leasehold interests in such Assets after they are finally contributed to the Partnership Group as contemplated in the Amorco Contribution Agreement. The Closing Date provided for in this Agreement shall be as set forth above, without regard to when title to these Assets is finally contributed to a Partnership Group Member.

For Long Beach Contribution Agreement listed on Schedule VII:

Addition to Right of Way Indemnification. As of the Closing Date for the Long Beach Contribution Agreement, TRMC shall own the leasehold rights in the “Terminal Lease” issued by the Port of Long Beach and the easements, rights of way and permits for the “Terminal Pipelines,” all as defined in the Long Beach Contribution Agreement, and the Partnership Group shall provide operational, maintenance and management services with respect to such Assets pursuant to the Long Beach Operating Agreement, as defined in the Long Beach Contribution Agreement. Title to Terminal Lease rights and the Terminal Pipelines are scheduled to be contributed to the Partnership Group at a later date, as set forth in the Long Beach Contribution Agreement. The Right of Way Indemnification set forth in Section 3.2 herein applies to the extent that a Loss arises with respect to a Partnership Group Member’s interests under the BAUTA before title to such Assets is contributed to the Partnership Group Member or with respect to a Partnership Group Member’s failure to become the owner of such valid and indefeasible easement rights or fee ownership or leasehold interests in such Assets after they are finally contributed to the Partnership Group as contemplated in the Long Beach Contribution Agreement. The Closing Date provided for in this Agreement shall be as set forth above, without regard to when title to these Assets is finally contributed to a Partnership Group Member.

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Fourth Amended and Restated Omnibus Agreement

For Anacortes Rail Facility Contribution Agreement listed on Schedule VII:

Notwithstanding any other provisions of (i) the Fourth Amended and Restated Omnibus Agreement, (ii) the Anacortes Track Use and Throughput Agreement among the General Partner, the Partnership, the Operating Company and TRMC, (iii) the Anacortes Mutual Track Use Agreement among the General Partner, the Partnership, the Operating Company and TRMC, and (iv) the Ground Lease between TRMC and the Operating Company, all dated as of November 15, 2012, the parties hereto agree that the indemnification provisions of any of those agreements shall control over any of the other agreements to the extent the subject matter of the indemnification is specifically referenced or provided for in that agreement. For the avoidance of doubt, the indemnification provisions of the Fourth Amended and Restated Omnibus Agreement shall be subordinate to the respective indemnification provisions of each of the other agreements referenced above.

For BP Carson Tranche 1 Contribution Agreement listed on Schedule VII:

Notwithstanding any other provisions of (i) the Fourth Amended and Restated Omnibus Agreement, (ii) the BP Carson Tranche 1 Contribution Agreement listed on Schedule VII, (iii) the Master Terminalling Services Agreement – Southern California among TRMC, the General Partner, the Partnership and the Operating Company dated as of June 1, 2013, as amended, and (iv) the Carson Storage Services Agreement among TRMC, the General Partner, the Partnership and the Operating Company dated as of June 1, 2013, the parties hereto agree that the indemnification provisions of any of those agreements shall control over any of the other agreements to the extent the subject matter of the indemnification is specifically referenced or provided for in that agreement. In the event of a conflict of provisions of any of the above-referenced agreements and the Carson Assets Indemnity Agreement, the provisions of the Carson Assets Indemnity Agreement shall prevail with respect to issues related to the contribution of the assets described therein, but not with respect to the ordinary operations of such assets as set forth in the above-referenced agreements. Notwithstanding anything to the contrary in the Fourth Amended and Restated Omnibus Agreement, the indemnification provisions of Sections 3.2 and 3.5 thereof shall not apply to the Assets as defined in the BP Carson Tranche 1 Contribution Agreement listed on Schedule VII.

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For BP Carson Tranche 2 Contribution Agreement listed on Schedule VII:

Notwithstanding any other provisions of (i) the Fourth Amended and Restated Omnibus Agreement, (ii) the BP Carson Tranche 2 Contribution Agreement listed on Schedule VII, (iii) the Amended and Restated Master Terminalling Services Agreement – Southern California among TRMC, the General Partner, the Partnership and the Operating Company dated as of December 6, 2013, (iv) the Long Beach Storage Services Agreement among TRMC, the General Partner, the Partnership and the Operating Company dated as of December 6, 2013, (v) the Berth 121 Operating Agreement between the Operating Company and Carson Cogeneration Company, dated as of December 6, 2013, (vi) the Terminals 2 and 3 Operating Agreement among the Partnership, the General Partner, the Operating Company and TRMC, dated as of December 6, 2013, (vii) the Amended and Restated Long Beach Berth Access Use and Throughput Agreement among the Partnership, the General Partner, the Operating Company and TRMC, dated as of December 6, 2013, (viii) the Long Beach Berth Throughput Agreement among the Partnership, the General Partner, the Operating Company, TRMC and Carson Cogeneration Company, dated as of December 6, 2013, (ix) the SoCal Transportation Services Agreement between TRMC and Tesoro SoCal Pipeline Company LLC, dated as of December 6, 2013, (x) the Long Beach Pipeline Throughput Agreement among the Partnership, the General Partner, the Operating Company and TRMC, dated as of December 6, 2013, (xi) the Carson Coke Handling Services Agreement among the Partnership, the General Partner, the Operating Company and TRMC, dated as of December 6, 2013, (xii) the Coke Barn Lease Agreement between the Operating Company and TRMC, dated as of December 6, 2013 and (xiii) the Terminals 2 and 3 Ground Lease between the Operating Company and TRMC, dated as of December 6, 2013, the parties hereto agree that the indemnification provisions of any of those agreements shall control over any of the other agreements to the extent the subject matter of the indemnification is specifically referenced or provided for in that agreement. In the event of a conflict of provisions of any of the above-referenced agreements and the Carson Assets Indemnity Agreement, the provisions of the Carson Assets Indemnity Agreement shall prevail with respect to issues related to the contribution of the assets described therein, but not with respect to the ordinary operations of such assets as set forth in the above-referenced agreements.

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For West Coast Assets Contribution Agreement listed on Schedule VII:

Notwithstanding any other provisions of (i) the Fourth Amended and Restated Omnibus Agreement, (ii) the Terminalling Services Agreement – Nikiski, among the General Partner, the Partnership, the Operating Company and Tesoro Alaska, (iii) the Terminalling Services Agreement – Anacortes, among the General Partner, the Partnership, the Operating Company and TRMC, (iv) the Terminalling Services Agreement – Martinez, among the General Partner, the Partnership, the Operating Company and TRMC, and (v) the Storage Services Agreement – Anacortes, the Terminalling Services Agreement – Anacortes, among the General Partner, the Partnership, the Operating Company and TRMC, the parties hereto agree that the indemnification provisions of any of those agreements shall control over any of the other agreements to the extent the subject matter of the indemnification is specifically referenced or provided for in that agreement. In the event of a conflict of provisions of any of the above-referenced agreements and the Fourth Amended and Restated Omnibus Agreement, the provisions of the Fourth Amended and Restated Omnibus Agreement shall prevail with respect to issues related to the contribution of the assets described therein, but not with respect to the ordinary operations of such assets as set forth in the above-referenced agreements.

For 2015 Line 88 and Carson Tankage Contribution Agreement listed on Schedule VII:

Other. Notwithstanding any other provisions of (i) the Fourth Amended and Restated Omnibus Agreement, (ii) the Carson II Storage Agreement, and (iii) Amendment No. 1 to the (SoCal) Transportation Services Agreement dated November 12, 2015, between TRMC and Tesoro SoCal Pipeline Company LLC, the parties hereto agree that the indemnification provisions of any of those agreements shall control over any of the other agreements to the extent the subject matter of the indemnification is specifically referenced or provided for in that agreement. In the event of a conflict of provisions of any of the above-referenced agreements and the Fourth Amended and Restated Omnibus Agreement, the provisions of the Fourth Amended and Restated Omnibus Agreement shall prevail with respect to issues related to the contribution of the assets described therein, but not with respect to the ordinary operations of such assets as set forth in the above-referenced agreements.

For 2016 Alaska Assets Contribution Agreement listed on Schedule VII:

The Partnership Group agree that, after the Effective Date, they shall not knowingly breach any covenants of TAC contained in that certain Asset Purchase Agreement dated as of November 20, 2015 by and between Flint Hills Resources Alaska, LLC and TAC (the “Flint Hills APA”) as if the Partnership Group were parties thereto instead of TAC.

Notwithstanding any other provisions of (i) the Fourth Amended and Restated Omnibus Agreement, (ii) the Kenai Storage Services Agreement, and (iii) the Alaska Terminalling Services Agreement, the parties hereto agree that the indemnification provisions of any of those agreements shall control over any of the other agreements to the extent the subject matter of the indemnification is specifically referenced or provided for in that agreement. In the event of a conflict of provisions of any of the above-referenced agreements and the Fourth Amended and

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Restated Omnibus Agreement, the provisions of the Fourth Amended and Restated Omnibus Agreement shall prevail with respect to issues related to the contribution of the assets described therein, but not with respect to the ordinary operations of such assets as set forth in the above-referenced agreements.

Notwithstanding any other provisions of the Fourth Amended and Restated Omnibus Agreement, the indemnification obligations of the Andeavor Entities under Section 3.1(a) of the Fourth Amended and Restated Omnibus Agreement with regard to the 2016 Environmental Consent Decree are limited to reimbursement for any capital expenditures that the Partnership Group may be required to make to comply therewith and any fines or other penalties which may be levied for any failure therewith (except to the extent such fines or other penalties are the result of the failure of the Partnership Group to comply therewith with regard to the contributed assets) and such indemnification obligations shall extend to or cover any increased ongoing operating or maintenance expenses incurred by the Partnership Group in connection with their compliance therewith.

For Martinez Assets Contribution Agreement listed on Schedule VII:

Notwithstanding any other provisions of (i) the Fourth Amended and Restated Omnibus Agreement, (ii) the Martinez Storage Services Agreement, dated as of November 21 2016, between TRMC and the Operating Company; (iii) the Avon Marine Terminal Operating Agreement, dated as of November 21 2016, between TRMC and the Operating Company; (iv) the License Agreement, dated as of November 21 2016, between TRMC and the Operating Company; and (v) the Avon Marine Terminal Sublease Agreement and the Avon Marine Terminal Use and Throughput Agreement to be entered into between TRMC and the Operating Company pursuant to Section 2.5 of the Martinez Assets Contribution Agreement, the parties hereto agree that the indemnification provisions of any of those agreements shall control over any of the other agreements to the extent the subject matter of the indemnification is specifically referenced or provided for in that agreement. In the event of a conflict of provisions of any of the above-referenced agreements and the Fourth Amended and Restated Omnibus Agreement, the provisions of the Fourth Amended and Restated Omnibus Agreement shall prevail with respect to issues related to the contribution of the assets described therein, but not with respect to the ordinary operations of such assets as set forth in the above-referenced agreements.

For Assets owned by WNRL on the Closing Date of the Merger Agreement and acquired by the Partnership pursuant to the Merger Agreement by virtue of its acquisition of WNRL thereunder:

Notwithstanding any other provisions of the Fourth Amended and Restated Omnibus Agreement, the Parties hereto agree that the indemnification provisions in Article VI of the SERA shall control and prevail over any of the provision of the Fourth Amended and Restated Omnibus Agreement, other than Section 3.5(b), and shall be the exclusive provisions for all indemnification obligations relating to the subject matter of the indemnities so provided in Article VI of the SERA.

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